Investor Information April - June 2024 Exhibit 99.1

2 Table of Contents Topic Page # Profile and Strategy 3-11 Asset / Liability Management 12-20 Fees & Expenses 21-27 Business Segment Highlights 28-32 Loans & Deposits 33-39 Capital, Debt & Liquidity 40-42 Technology & Continuous Improvement 43-47 Credit 48-61 Near-Term Expectations 62 Environmental, Social & Governance 63-64 Bolt-on Acquisitions 65 Appendix & Forward Looking Statements 66-81

3 Line of business coverage Alabama – 186 Georgia – 117 Iowa – 5 Mississippi – 98 South Carolina – 18 Arkansas – 57 Illinois – 41 Kentucky – 9 Missouri – 49 Tennessee – 196 Florida – 272 Indiana – 40 Louisiana – 80 North Carolina – 6 Texas – 88 Ranked 19th in the U.S. in total deposits(1) Branch locations by state(2) Our Banking Franchise Birmingham, Alabama (1) Source: S&P Capital IQ as of 6/30/2023; pro-forma for announced M&A transactions as of 4/19/2024. The green shaded states represent Regions' 15-state branch footprint. (2) Total branches as of 3/31/2024. First Sterling Ascentium Capital Business Capital Capital Markets Commercial Banking Corporate Banking Equipment Finance Government/Institutional Institutional Services Private Wealth Real Estate Specialized Industries EnerBank

4 CCAR Loan Loss Rate Profile Evolution Improved Credit Risk Profile Continuous Improvement Proactive Interest Rate Hedging Exited Non-Core Businesses Strategic M&A Top Quartile Profitability $24 $9 2008 2023 Investor CRE ($ in billions) 8.1% 6.9% 2012 2022 Customer Journeys Organization Simplification Revenue Growth Efficiency Improvements ~550 bps improvement in efficiency ratio 2016 to 2023 while improving Associate Engagement(1) • Hedge program introduced in 2017/2018 to protect NIM against falling interest rates was highly effective • New actions taken in 2022 and 2023 to protect NIM if rates decrease now fully active 9.0% 21.9% 2015 RF ROATCE Indirect Auto 2012 2018 2019 2022 2023 Peers(2) (1) Gallup (2) Source: S&P Capital IQ; peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. Bottom Quartile Median Top Quartile 13.9% 16.4% 17.2% Sold $1.2B Unsecured Consumer Loan Portfolio 2023 Sold $300M of Consumer Exit Portfolio

5 Top Market Share Plays valuable role in the competitive landscape (1) Based on MSA and non-MSA counties using FDIC deposit data as of 6/30/2023; pro-forma for announced M&A transactions as of 4/19/2024. (2) Significant money center bank presence (JPM, BAC, C, WFC) defined as combined market share using 6/30/2023 FDIC deposit data of 20% or more. Markets with top 5 market share(1) MSAs Non-MSA counties • Ranked 19th in the U.S. in total deposits(1) • 86% of deposits in 7 states: Alabama, Tennessee, Florida, Louisiana, Mississippi, Georgia, Arkansas • Top 5 or better market share in ~70% of MSAs across 15-state footprint(1) • Greater than 2/3 of deposits in markets without a significant money center bank presence(2) • High growth markets benefiting from population and business growth: • Florida • Georgia • Texas • Tennessee

6 Strong In-Market Migration Converted legacy core markets into growth markets Serving Fast-Growing MSAs Deposits Market Rank(1) Nashville, Tennessee $10.0 3 Tampa, Florida $6.5 5 Atlanta, Georgia $5.8 7 Orlando, Florida $2.7 6 Knoxville, Tennessee $2.7 3 Huntsville, Alabama $2.7 1 Dallas/Ft Worth, Texas $2.1 21 Houston, Texas $2.1 16 Little Rock, AR $2.1 7 Chattanooga, TN $1.7 4 Indianapolis, Indiana $1.7 13 Pensacola, Florida $1.6 2 Daphne, AL $1.4 1 Destin, FL $1.3 1 Jacksonville, FL $1.1 8 National average: 2.4% '24-'29 Population Growth(1) 15 of Regions' top 25(1) MSAs are projected to grow faster than the U.S. national average (1) Source: S&P Capital IQ. Top 25 markets as defined by deposit dollars - FDIC 6/30/2023. Pro-forma for announced M&A transactions as of 4/19/2024. S&P's demographic data is provided by Claritas based primarily on U.S. Census data. (2) Source: U.S. Postal Service (for moves from January 2021 - December 2022). (3) Source: U.S. Bureau of Labor Statistics. 18 of top 25 U.S. markets with net migration inflows are within Regions' footprint(2) Regions' deposit weighted population growth by MSA for 2024-2029 is 3.3% vs. national average of 2.4%(1) Unemployment rates in 7 of our top 8 deposit states remain below the national average(3)

7 Regions Receives Top Honors Regions Bank was recognized as a 2024 Silver Status Military Friendly and Military Spouse Friendly Employer Regions Bank was named a Gallup Exceptional Workplace Award Winner for the 10th consecutive year. For the third consecutive year, Regions Bank was named a Best Place to Work for Disability Inclusion by the American Association for People with Disabilities and Disability Equality Index Regions Financial named one of America’s most JUST Companies for third consecutive year The US Small Business Administration Office of International Trade selected Regions as a 2023 Export Lender of the Year Regions Bank is the highest- ranked bank on Forbes' 2024 list of Top 300 companies for customer service. Regions Investment Management has once again been recognized by Pensions & Investments with the 2023 Best Places to Work in Money Management award. For the seventh consecutive year, Fannie Mae has recognized Regions Mortgage for excellence in loan servicing Regions Bank is recognized by FORTUNE as one of America's most innovative companies.

8 First Quarter Overview Continue to deliver consistent, sustainable long-term performance (1) Non-GAAP, see appendix for reconciliation. Key Performance Metrics 1Q24 Reported Adjusted(1) Net Income Available to Common Shareholders $343M Diluted Earnings Per Share $0.37 Total Revenue $1.7B $1.8B Non-Interest Expense $1.1B $1.1B Pre-Tax Pre-Provision Income(1) $616M $700M Efficiency Ratio 64.3% 60.6% Net-Charge Offs / Avg Loans 0.50% 0.50% Highlights • Consistently generating top-quartile returns in our peer group • Continued focus on disciplined capital allocation and risk-adjusted returns • Benefiting from loyal customer base, attractive footprint & diverse balance sheet with solid capital, robust liquidity and prudent credit risk management • Proactive hedging strategies position Regions for success in an array of economic conditions • Delivering consistent, sustainable, long-term performance while remaining focused on soundness, profitability, & growth

9 Regions' Consistent Outperformance Adjusted PPI(1) Less Net Charge-offs to RWA(2) Regions' earnings, including credit costs, have been top quartile vs peers since 2019 1.96% 1.98% 2.30% 2.47% 2.31% 1.86% 1.95% 1.78% 1.89% 1.96% 1.73% 1.58% RF Peer Median 2019 2020 2021 2022 2023 1Q24 (1) Non-GAAP; see Appendix for reconciliation. (2) Source: S&P Capital IQ. Risk-weighted Assets (RWA) used in the analysis represents the simple average of the 4 quarterly disclosed amounts for each year (some peers are estimated in the current quarter). Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION.

10 ROATCE: Industry Leading Performance 9.0% 9.7% 11.0% 17.6% 14.9% 9.2% 21.4% 24.1% 21.9% 14.3% 12.0% 11.0% 12.0% 17.0% 14.7% 8.5% 16.5% 19.3% 16.4% 12.9% RF Peer Median 2015 2016 2017 2018 2019 2020 2021 2022 2023 1Q24 ROATCE Performance Trend vs. Peers(1) (1) Non-GAAP; see Appendix for reconciliation. Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. The 2018 ROATCE for Regions was 15.6% excluding a $191M after-tax benefit from discontinued operations primarily related to a gain from the sale of Regions Insurance Group. Other historical periods were also impacted by discontinued operations but to an immaterial extent. RF's 2023, 2022 and 2021 ROATCE excluding AOCI (non-GAAP) was 15.91%, 19.61% and 22.85%, respectively. Rank: 1 Rank: 1 Rank: 1 Rank: 5

Consistent Top Quartile EPS Growth

GENERATING
Consistent Sustainable
Long-term Performance

3 Year EPS CAGR[(1)(2)]



Peer Median: 15%
RF 27%
Peer 1 26%
Peer 2 25%
Peer 3 22%
Peer 4 21%
Peer 5 17%
Peer 6 15%
Peer 7 13%
Peer 8 12%
Peer 9 4%
Peer 10 2%
Peer 11 (7)%
Peer 12 (11)%
Peer 13 N/A

5 Year EPS CAGR[(1)]



Peer Median: 0%
RF 9%
Peer 1 7%
Peer 5 4%
Peer 13 4%
Peer 7 1%
Peer 4 1%
Peer 3 1%
Peer 6 —%
Peer 11 (1)%
Peer 2 (2)%
Peer 8 (2)%
Peer 9 (3)%
Peer 10 (5)%
Peer 12 (12)%

10 Year EPS CAGR[(1)(2)]



Peer Median: 7%
Peer 11 33%
Peer 6 15%
RF 11%
Peer 7 11%
Peer 13 9%
Peer 2 9%
Peer 5 7%
Peer 1 6%
Peer 3 6%
Peer 4 5%
Peer 9 5%
Peer 10 1%
Peer 12 (1)%
Peer 8 N/A

(1) CAGRs as of 12/31/2023. (2) Peers which show N/A have negative EPS in the base year.

REGIONS

11

Consistent NIM Outperformance

Aided by hedged loan yield & deposit advantage

GENERATING Consistent Sustainable Long-term Performance

Net Interest Margin vs. Peers[1]



RF: 3.45% 3.21% 2.85% 2.85% 3.06% 3.53% 3.99% 4.22% 4.04% 3.73% 3.60% 3.55%
Peer Median: 3.31% 2.89% 2.72% 2.60% 2.89% 3.25% 3.52% 3.33% 3.10% 2.98% 2.91% 2.91%
2019 2020 2021 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24
RF
Peer Median

Loan Yield vs. Peers[1][2]



4.59% 4.79% 4.15% 4.11% 4.07% 4.15% 4.53% 5.10% 5.68% 5.94% 6.07% 6.20% 6.18%
4.52% 4.69% 3.88% 3.61% 3.41% 3.64% 4.29% 5.05% 5.54% 5.81% 5.91% 5.92% 5.88%
2018 2019 2020 2021 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24
RF
Peer Median

Deposit Costs vs. Peers[1]



0.49% 0.73% 0.22% 0.05% 0.04% 0.07% 0.25% 0.66% 1.12% 1.51% 1.91% 2.08% 2.19%
0.26% 0.47% 0.16% 0.04% 0.03% 0.06% 0.15% 0.34% 0.56% 0.83% 1.16% 1.41% 1.56%
2018 2019 2020 2021 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24
RF
Peer Median

- Regions' naturally asset sensitive balance sheet mix and funding advantage consistently produces above peer median net interest margin
- Under elevated rate environment, deposit cost stability leads to margin outperformance
- Under lower rates, the hedging strategy protects the funding advantage, effectuated through a more stable loan yield

(1) Source: S&P Capital IQ. Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. (2) RF loan yields include the impact of cash flow hedging.

REGIONS 12

NII & Margin Performance

GENERATING Consistent Sustainable Long-term Performance

FTE NII and NIM

($ in millions)



$1,430
$1,244
$1,197
4.22%
3.60%
3.55%
1Q23
4Q23
1Q24
NII
NIM

NII Attribution

($ in millions)



$1,231
$1,184

	4Q23	Deposit Cost/Mix	Hedges	Days/ Other[1]	Loan Balances	Market Rates[2]	1Q24
NII		-$41M	-$10M	-$8M	-$4M	+$16M	-$47M
NIM		-12bps	-3bps	+4bps	+1bps	+5bps	-5bps

Drivers of NII and NIM

- NII -$47M, or -3.8% QoQ; NIM -5bps to 3.55%
- Elevated long-term interest rates increase new production fixed-rate asset yields
  - Sold $1.3B Govt/Agency securities at $50mm pre-tax loss; reinvested proceeds at higher market yields (+1.9%; ~2.1yr payback) and extended portfolio duration 0.15yrs
- Slowing deposit remixing and pricing normalization
  - 1Q deposit cost = 1.56%
  - 1Q interest-bearing deposit cost = 2.31% (**stable deposit cost Feb. to Mar.**; 43% cycle-to-date interest-bearing beta)
- In 1Q24 $3B of forward starting swaps entered active period; targeted notional level achieved

NII Range and Assumptions for 2024[3]

- NII and NIM to bottom in 2Q, with declines from deposit cost normalization offset by asset turnover at elevated rate levels
  - 2Q24 NII expected to be flat to down 2% vs 1Q24
  - 2024 NII expected to be $4.7-$4.8B2024 NIM expected to be ~3.50%; 2Q NIM below 3.50% reflecting higher cash liquidity on balance sheet (no NII impact)
- Assumes rising rate interest-bearing deposit beta peaks in the ~mid-40s; falling rate beta ~mid-30s in 2024

(1) Other includes 1 fewer day, credit interest reversals, loan fees, securities repositioning, and lower cash balances.(2) Market rate impacts include contractual loan, cash and borrowings repricing; fixed asset turnover at higher market rates; securities premium amortization net discount accretion $4M lower vs 4Q at $13M. (3) Expectations assume stable or lower short-term interest rates; flat long-term rates held at 03/31/2024 levels.

REGIONS 13

2024 NII Range and Assumptions

"Neutral" interest rate risk position; NII performance will depend mostly on deposit dynamics

GENERATING Consistent Sustainable Long-term Performance

2024 NII[1] Performance Range[2]

$4.8 Billion

$4.7 Billion

Upper End

- Easing fed funds rate and steeper yield curve
- Falling rate deposit beta consistent with rising rate cycle (~45% beta)
- Accelerating loan and deposit growth later in year

Lower End

- Stable or easing fed funds rate with flatter yield curve
- Less responsive deposit rates if market rates fall (~25% beta)
- Stability in deposit balances and mix after normalizing by mid-year

NII Sensitivity to Interest Rates

- Through hedging, managed NII sensitivity to be *mostly neutral* to changes in interest rates late in the cycle
  - *Sensitivity to short-term rates*: given mostly neutral position, more or less fed funds cuts will not be a material driver of NII variability within the range; assume mid-30%s falling rate interest-bearing deposit beta
  - *Sensitivity to middle/long-term rates*: remain modestly asset sensitive due to $12-14B in fixed rate loan production & securities reinvestment per year
- Reduction in NII sensitivity over past year from deposit repricing/remixing and forward starting hedges becoming active

(1) NII represents non-FTE Net Interest Income. (2) Range assumes long-end of the yield curve does not deviate materially from 3/31/2024 levels and that low-cost deposit runoff from 3/31/2024 remains in the -$1 billion to -$2 billion range

REGIONS 14

15 • Balance sheet position naturally benefits from higher interest rates (i.e. asset sensitive), supported by ◦ Large floating rate loan mix ◦ Large, stable deposit base as evidenced over multiple rate cycles • Fixed-rate securities and receive-fixed hedges insulate the natural interest rate sensitivity in the balance sheet • Current interest rate risk profile is mostly neutral to changes in market interest rates ◦ 2.6 year asset duration ◦ 2.6 year liability duration Floating 79% Fixed 21% Deposits 83% Borrowings 3% Other 3% Equity 11% IB 56%NIB 32% Time 12% Loans 63% Securities 18% Cash 6% Other 13% Floating 32% Fixed (ex Hedges) 46% Fixed Hedges 22% $129B Loans(2)(3) $97B Balance Sheet Profile (As of March 31, 2024) Portfolio Compositions $155B Assets(1) Liabilities & Equity $155B Wholesale Borrowings(2) $4B Deposits (1) Securities includes AFS, the unrealized AFS loss, and HTM securities; cash represents interest-bearing deposits held with the Federal Reserve. (2) Additional hedging detail included on the "Hedge Strategy Update" slide. There are no BSBY derivatives in hedge accounting strategies. (3) ARM mortgage loans are included as floating rate loans.

16 Balance Sheet Positioning Advantage Strong deposit franchise and funding position provide an opportunity for flexibility and margin outperformance in an evolving rate environment (1) RF's calc utilizes cash at the Fed and excludes unrealized gain/loss on AFS securities from earning assets. **All balances are ending as of 3/31/24; Source: SEC reporting; Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, and ZION. Loan-to-Deposit Ratio 94% 86% 81% 81% 81% 80% 80% 78% 78% 76% 75% 75% 71% 69% Pe er 1 Pe er 2 Pe er 3 Pe er 4 Pe er 5 Pe er 6 Pe er 7 Pe er 8 Pe er 9 Pe er 1 0 Pe er 1 1 RF Pe er 1 2 Pe er 1 3 Non-interest Bearing to Total Deposits Ratio 41% 36% 34% 32% 30% 28% 25% 25% 24% 23% 21% 21% 19% 17% Pe er 1 Pe er 2 Pe er 3 RF Pe er 4 Pe er 5 Pe er 6 Pe er 7 Pe er 8 Pe er 9 Pe er 1 0 Pe er 1 1 Pe er 1 2 Pe er 1 3 Peer Median: 80% Peer Median: 25% Total Liability Cost (%) 2.72 2.71 2.57 2.54 2.54 2.53 2.50 2.44 2.40 2.38 2.32 2.29 2.01 1.62 Pe er 1 Pe er 2 Pe er 3 Pe er 4 Pe er 5 Pe er 6 Pe er 7 Pe er 8 Pe er 9 Pe er 1 0 Pe er 1 1 Pe er 1 2 Pe er 1 3 RF Peer Median: 2.50% (1) Borrowings to Earning Assets 14% 14% 14% 12% 10% 10% 9% 8% 7% 7% 4% 3% 3% 2% Pe er 1 Pe er 2 Pe er 3 Pe er 4 Pe er 5 Pe er 6 Pe er 7 Pe er 8 Pe er 9 Pe er 1 0 Pe er 1 1 RF Pe er 1 2 Pe er 1 3 Peer Median: 9%

17 • Regions' deposit composition has led to repricing (betas) among the lowest in the peer group through multiple rising rate cycles • Consistent rate seeking behavior across the last two cycles; full cycle beta driven by magnitude of Fed tightening and duration of tightening cycle • Regions anticipates meaningful outperformance compared to the peer beta through the current rising rate cycle, with the ability to reprice deposits lower if market rates decline in 2024 2.50% 5.50% 0.82% 2.31%1.03% 2.93% Fed Funds RF IB Deposit Cost Peer Median 3Q 16 1Q 17 3Q 17 1Q 18 3Q 18 1Q 19 3Q 19 1Q 20 3Q 20 1Q 21 3Q 21 1Q 22 3Q 22 1Q 23 3Q 23 1Q 24 3Q 24 —% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 59% 35% 55% 55% 29% 43% Peer Median RF '04-'07 Cycle '15-'19 Cycle Current Cycle 0% 25% 50% 75% (1) Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. (2) Current cycle 4Q21 through 1Q24. (3) Balance changes cover 4Q19 to 1Q24. Balances have been adjusted for merger & acquisition activity: CFG, FHN, HBAN, MTB, PNC, USB. Other peers include CMA, FITB, HWC, KEY, SNV, TFC, ZION. Total deposit yield is as of 1Q24. Peer median excludes RF. Source: SEC reporting. Regions' Deposit Advantage Deposit Pricing Outperformance Expected to Persist Interest-bearing Deposit Costs(1) Full Rising Rate Cycle Interest-bearing Deposit Betas(2) Long-term Deposit Growth and Current Deposit Costs(3) IB D ep os it Yi el d EOP Total Deposit Growth To ta l D ep os it Y ie ld ( %) 10% 20% 30% 40% 1.00 1.50 2.00 2.50 3.00 RF Peer Median Above industry median growth with meaningfully lower cost (worth ~60bps of NIM)

Interest-bearing Deposit Mix

GENERATING Consistent Sustainable Long-term Performance

- ***Composition of deposit book affords ability to maintain cost advantage if rates decline***
- ***When combined with hedges, creates a well protected margin in the 3.50% range***

Interest-bearing Deposits: $87B

(labels represent % of IB Deposits)



% of 1Q24 Ending Interest Bearing Deposits
Market Priced & CD Maturities(1)
Mid-Beta / Mid-Cost(2)
Low-Beta / Low-Cost(3)
Time Deposits
All Other Interest-Bearing Deposits
35%
19%
46%

Market Priced & CD Maturities[1]

- Accounts expected to reprice with market rates, plus near term CD maturities (incl. indexed deposits)
- More than 80% of CDs reprice by year-end 2024
- Beta in falling rates: 80%-100%

Mid-Beta / Mid-Cost[2]

- Accounts with an intermediate rate
- Beta in falling rates: 20-30%

Low-Beta / Low-Cost[3]

- Mostly Consumer/Wealth low rate stable accounts with small account size & customer longevity
  - $13K avg account balance
  - Avg acct open for 14.5 yrs
- Beta in falling rates: 0-10%

(1) Includes deposits with a rate above 400bps and corporate sweep deposits as well as time deposits maturing in the coming 6 months; any time deposits with a rate above 400bps are included in this cohort (2) Comprised of deposits with a rate between 100-400bps and time deposits maturing in the next 6 to 12 months (3) Includes deposits with a rate below 100bps and time deposits with a remaining maturity of more than 12 months

REGIONS 18

GENERATING
Consistent Sustainable
Long-term Performance

Hedging Strategy Update

Hedging helps create a mostly "neutral" interest rate risk position with a well-protected margin in 3.50% range

Cash Flow Hedge Notional[1]


(Quarterly Avg)
(Annual Avg)
Swaps
Collars

as of 3/31/2024	1Q24	2Q24	3Q24	4Q24	2024	2025	2026	2027	2028	2029	2030
Swap Notional - 4Q23	$21.0B	$21.1B	$20.1B	$19.5B	$20.4B	$19.0B	$16.7B	$12.2B	$6.6B	$0.6B	$0.3B
1Q24 Swap Changes	-$0.4B	-$0.5B	-$0.5B	-$0.5B	-$0.5B	-	+$0.3B	+$2.0B	+$2.0B	+$2.0B	+$1.7B
Swap Notional - 1Q24	**$20.6B**	**$20.6B**	**$19.6B**	**$19.0B**	**$19.9B**	**$19.0B**	**$16.9B**	**$14.2B**	**$8.6B**	**$2.6B**	**$2.0B**
Swap Receive Rate[1]		**2.89%**	**2.83%**	**2.85%**	**2.86%**	**2.92%**	**2.95%**	**3.03%**	**3.13%**	**3.50%**	**3.52%**
Collar Notional[2]	**$0.5B**	**$0.5B**	**$1.5B**	**$1.5B**	**$1.0B**	**$2.0B**	**$2.0B**	**$2.0B**	**$1.0B**	**$0.0B**	**$0.0B**

1Q 2024 Activity

Cash Flow Hedging - Opportunistically adjusted near-term net interest income sensitivity and added protection in outer years

- Terminated $500M in receive-fixed swaps originally maturing in Jan '25
- Added $2B in forward-starting (Nov '26), 4-year receive-fixed swaps (3.54%)

2Q 2024 Activity

- Added $750M in forward-starting (July '28), 3-year receive-fixed swaps (3.84%)

Fair Value Swaps[1]

	Notional	Fixed Rate	Maturity
AFS Securities[3]	$1.3B	4.8%	1.1 years
Debt[3]	$1.4B	0.6%	2.5 years
Time Deposits[3]	$0.3B	5.0%	0.7 years

REGIONS | 19

(1) Floating rate leg of swaps vs overnight SOFR. No BSBY exposure in hedge accounting strategies. (2) Collars use short interest rate caps to pay for long interest rate floors; weighted avg. floor of 1.86%, weighted avg. cap of 6.22%. (3) Fair value hedges on securities pay fixed; fair value hedges on debt and time deposits receive fixed.

20 • Portfolio constructed to protect against changes in market rates ◦ Duration is fully extended at ~4.6 years as of 03/31/2024; provides offset to long-duration deposit book ◦ ~32% of securities in the portfolio are bullet-like (CMBS, corporate bonds, agency bullets, and USTs) ◦ MBS mix concentrated in less sensitive prepayment collateral types: lower loan balances, seasoning, and state-specific geographic concentrations • 96% US Government or Agency guaranteed ◦ $1.0B high quality, investment grade corporate bond portfolio is short-dated (1.9 year duration) and well diversified across sectors and issuers ◦ The Agency CMBS portfolio is guaranteed by government agencies and is collateralized by mortgage loans on multifamily properties • 97% classified as Available-for-Sale • In Q1 2024, sold ~$1.3 billion of AFS securities, realizing $50 million in pre-tax losses ◦ Proceeds were reinvested at higher current market yields; +1.9% above sales (~2.1yr payback) ◦ The portfolio mix, duration, and liquidity profile were largely unchanged (extended portfolio duration 0.15yrs) • In Q1, reinvestment of paydowns/maturities was accretive to portfolio yield by ~2.3% (excludes reinvestment of sales proceeds) • Pre-Tax unrealized losses on AFS Securities expected to decline ~13% by year end 2024 and ~27% by year end 2025(2) (1) Includes AFS securities, the $3B unrealized AFS loss, and HTM securities as of 3/31/2024 (excludes $50M unrealized HTM loss) (2) $ in Billions. Estimated, using current portfolio and market forward interest rates and the portfolio as of 03/28/2024. Agency/UST 6% Agency MBS 65% Agency CMBS 25% Corporate Bonds 4% Securities Portfolio Provides downside rate protection/liquidity Securities Portfolio Composition(1) $28.6B Pre-Tax AFS Unrealized Losses(2) % Represents Cumulative Decline 03/29/24 YE 2024 YE 2025 YE 2026 $(4.00) $(3.00) $(2.00) $(1.00) $— -13% -27% -42%

Non-Interest Income

GENERATING Consistent Sustainable Long-term Performance

Non-Interest Income
($ in millions)



$534
$580
$563
1Q23
4Q23
1Q24

Adj. Non-Interest Income[1]
($ in millions)



$535
$581
$613
1Q23
4Q23
1Q24

($ in millions)	1Q24	Change vs 4Q23	Change vs 1Q23
Service charges	$148	3.5%	(4.5)%
Card and ATM fees	116	(8.7)%	(4.1)%
Capital markets (Ex CVA/DVA)	93	75.5%	24.0%
Wealth management income	119	1.7%	6.3%
Mortgage income	41	32.3%	70.8%

QoQ Highlights & Outlook

- NIR decreased ~3% on a reported basis and included $50M pre-tax loss on securities repositioning; NIR increased ~6% on an adjusted[1] basis with most categories experiencing growth
- Service charges increased ~3% as seasonally higher Treasury Mgt fees offset 1 less business day in 1Q
- Card & ATM fees were negatively impacted by seasonally lower transaction volume and a $4M Consumer Credit Card Rewards liability update to redemption rate estimate
- Total capital markets income increased ~90%; Ex. CVA/DVA increased ~75% driven by RECMs, DCMs and M&A; A portion of RECMs and M&A activity originated in the prior year was delayed by clients until 1Q
- Wealth Management generated record NIR in 1Q driven by better production and improved market conditions
- Mortgage income increased ~32% driven by a $6M increase to the company's mortgage pipeline valuation plus stronger volumes and margins in 1Q
  - Closed on bulk purchase of the rights to service $8B of residential mortgage loans at the end of 1Q
- Other NIR decreased ~40% attributable primarily to 4Q leasing gains and negative 1Q valuation adjustments on certain equity investments
- Expect full-year 2024 adjusted non-interest income to be $2.3 -$2.4B

(1) Non-GAAP; see appendix for reconciliation.
RECMs - Real Estate Capital Markets; DCMs - Debt Capital Markets

REGIONS 21

22 Consumer 43% Wealth Management 20% Corporate 37% 1Q24 fee revenue by segment(1) Diversified Non-Interest Income ($ in millions) • Consumer fee income categories include service charges on deposit accounts, card and ATM fees, and mortgage income generated through origination and servicing of residential mortgages Consumer Wealth Management • Wealth Management offers individuals, businesses, governmental institutions and non-profit entities a wide range of solutions to help protect, grow and transfer wealth • Fee offerings include trust and investment management, asset management, retirement and savings solutions and estate planning Corporate • Corporate fee income categories include capital markets and treasury management activities • Capital markets activities include capital raising, advisory and M&A services and mitigating risk with rate, commodity and foreign exchange products • Treasury management activities focus on delivering traditional cash management services, commercial card, and global trade products to clients $563M (1) Pie %'s exclude the non-interest income from the Other Segment totaling ($32) million.

Track Record of Expanding Fee Based Services

GENERATING Consistent Sustainable Long-term Performance

Adjusted Non-Interest Income[1][2]

($ in millions)



$2,109
$2,259
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023

Strategic investments & enhanced client capabilities have generated ~ $700M in additional revenue since the GFC, more than overcoming $540M of lost revenue

- The enactment of Regulation E and debit interchange legislation had a combined ~$300M negative impact
- Overdraft fees have declined over $240M since 2011, due in part to customer friendly product enhancements
- Evaluating proposed rules impacting Overdraft Fees & Debit Interchange Caps

Proven Non-Interest Income Resiliency

Diversified revenue growth through expanded fee-based services

Capital Markets

- Post the sale of Morgan Keegan in 2012, expanded the business through:
  - **Organic Product Growth:** Debt & Capital Raising, Financial Risk Management, Real Estate
  - **Acquisitions**: BlackArch – M&A, Clearsight – M&A, Sabal – Agency Small Balance & Servicing Platform

Treasury Management

- New product development since 2011 accounts for 25% of annual core Treasury Management revenue
- A focus on cash centric conversations and value orientation have led to peer leading revenue realization and client retention

Wealth Management

- Divestiture of RIG in 2018 reduced WM NIR ~($140M) annually; 2023 Investment Services and Investment Management & Trust Fees are up $160M vs 2017 (95% Organic[3]); 7-year CAGR of 6.5%
- **Acquisitions**: Highland Associates[3]

Consumer

- Purchased a $1B credit card portfolio in mid-2011
- Organic growth in the debit card portfolio
- Since 2011 expanded mortgage servicing revenue through bulk and flow MSR acquisitions totaling $78B

(1) Non-GAAP; see appendix for reconciliation. (2) 2011-2013 adj. NIR was not restated to exclude Regions Insurance revenue, which was moved to discontinued operations after 2018 divestiture. (3) Highland Associates acquired in 2019; Contributed $9M of NIR in 2023

REGIONS 23

24 Capital Markets Growing products & services that our clients value Our associates delivered results • 1Q24 Capital Markets revenue ex. CVA/DVA of $93M up 78% vs 4Q23 and 24% vs 1Q23 driven by carryover of M&A deals from 2023, increased Investment Grade bond activity, and strong Real Estate multifamily originations • CVA/DVA impact was negative $2M in 1Q24 • 2H24 outlook less certain due to recent inflationary pressures which could prevent the Federal Reserve from acting on rates Capital Markets Product Solutions Real Estate • Multi-family loan origination & distribution ◦ Fannie Mae ◦ Freddie Mac ◦ HUD • All property types loan origination & distribution • Real Estate loan syndications • Low income housing tax credit distribution Financial Risk Management • Interest Rate Derivatives • Commodity Derivatives • Foreign Exchange Debt & Capital • Loan syndication • Sponsor coverage • Loan sales & trading • Public and private capital raising Client Coverage Areas • Corporate Banking • Commercial Banking • Commercial Real Estate • Specialized Industries • Wealth Management Capital Markets Annual Revenue (Ex. CVA/DVA)(1) Mergers & Acquisitions • M&A Advisory Services (1) Prior to 2018, Capital Markets Fee income was labeled as "Capital Markets Fee Income and Other". $65 $101 $151 $159 $201 $188 $263 $323 $303 $272 $93 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 1Q24

Treasury Management

GENERATING **Consistent Sustainable Long-term Performance**

Enabling our clients to optimize cash flow and manage risk with a comprehensive & competitive suite of Treasury Management solutions

Steadily Growing our Treasury Management Business

- **+7%** Treasury Management Revenue[1]
- **+4%** Portfolio of Treasury Management Clients[2]
- **+9%** Digital, Payment & Integrated Services Revenue[3]
- **+9%** Global Trade Services Dollar Volume[4]

Earning Recognition for Excellence

2023 Greenwich Excellence Awards - National Winner in Cash Management

Middle Market Banking:
- Customer Service
- Overall Product Capabilities
- Making Commercial Payments Easier

Small Business Banking:
- Customer Service
- Overall Satisfaction with Cash Management Specialist

Global Trade Finance

- EX-IM 2022 Deal of the Year
- EX-IM Highest Delegated Lender Authority
- EX-IM Medium Term Note Financing
- Export Working Capital Lender of the Year (2022 & 2019)
- #1 SBA Export Lender for 4 Consecutive Years
- Export Working Capital Preferred Lender

2023 NACHA Top 10 ACH Originator

Continually Investing in Technology

- First in the marketplace to launch **Visa Commercial Pay-Mobile** to provide improved expense tracking and a simplified travel solution
- Developed a **Cash Flow Advisor** tool to provide real-time cash management analysis for clients and prospects
- Expanded the **integrated billing and payments** platform for BillerXchange to provide clients with efficient invoicing and communication capabilities
- Advising clients on potential fraud risks and available **treasury management mitigation solutions**
- Collaborating and exchanging information with peer financial institutions on **fraud trends and best practices**

REGIONS 25

(1) YTD Treasury Management Revenue Growth, March '24 to March '23. (2) YoY Client Growth, February '24 to February '23. (3) YoY Digital, Payments & Integrated Revenue, February '24 to February '23. (4) YoY Trade Services Dollar Volume Growth, March '24 to March '23.

26 Mortgage Remains a key component of fee revenue (1) Mortgage Bankers Association – April 2024 Forecast, (2) Includes residential owned portfolio and serviced for others, (3) MBA/Stratmor PGR FY23 Mortgage Income ($ in millions) Strong Performance Industry-Leading Low-Cost Servicer Delivery Efficiency • Mortgage Income: $41MM 1Q24; $109MM FY23 • Portfolio 756 Avg. FICO | 53% current LTV • $325K Avg. Loan Size • Production exceeds market in percentage of purchase production volume at 90% in 1Q24 vs 77% for the industry(1) • $90B servicing portfolio(2) as of 1Q24 with capacity for $100B+ • $8.0B in MSRs acquired in 1Q24 bulk purchase • Importance of Scale: Servicing fees help offset production declines in elevated rate cycles • Servicing expense 18% lower than peer average(3) • 29% lower origination and fulfillment cost than peer average(3) • Omnichannel capabilities & partnership with retail bank create competitive advantage $137 $163 $333 $242 $156 $109 $41 Production Revenue Servicing and MSR/Hedge Revenue 2018 2019 2020 2021 2022 2023 1Q24

Non-Interest Expense

GENERATING Consistent Sustainable Long-term Performance



Non-Interest Expense
($ in millions)
$1,027
$1,185
$1,131
52.3%
65.0%
64.3%
1Q23
4Q23
1Q24
Non-interest expense
Efficiency ratio



Adj. Non-Interest Expense(1)
($ in millions)
$1,025
$1,038
$1,097
$22
52.2%
56.9%
60.6%
1Q23
4Q23
1Q24
Adjusted non-interest expense(1)
Incremental operational losses
Adjusted efficiency ratio(1)



Adj. Non-Interest Expense(1)(2)(3)
($ in millions)
3.3% CAGR
3,387
3,419
3,434
3,443
3,541
3,698
3,886
4,262
$135
2016
2017
2018
2019
2020
2021
2022
2023
Adjusted non-interest expense
Incremental Operational Lossess

QoQ Highlights & Outlook

- NIE decreased ~5% on a reported basis including ~$18M increase to FDIC special assessment accrual and ~$13M in severance-related costs in 1Q, but increased ~6% on an adjusted basis[1] driven by salaries & benefits and operational losses
  - Elevated 1Q operational losses due to check-related warranty claims from deposits that occurred last year; Current activity has normalized to expected levels, FY24 operational losses expected to be ~$100M[4]
- Salaries & benefits increased ~8% driven by seasonal HR related expenses (restart of 401K match and payroll taxes and 1 month of merit) as well as increased production-based incentives
- Professional & legal fees increased ~47% driven by timing of accruals (4Q net reserve release, 1Q net reserve build)
- Committed to prudent expense management focusing on largest categories- S&B, occupancy and vendor spend; Expect full-year 2024 adjusted NIE to be ~$4.1B with 1Q as the high-water mark

(1) Non-GAAP; see appendix for reconciliation. (2) Adjusted NIE in 2020-2022 were impacted by 2Q20 acquisition of Ascentium Capital and 4Q21 acquisitions of EnerBank, Sabal Capital Partners, and ClearSight Advisors. (3) Excluding incremental operational losses in 2023, CAGR would be 2.9%.(4) Included in 2024 FY adjusted NIE guidance.

REGIONS 27

28 48% 45% 7% 63% 35% 2% 29% 63% 6% 2% $616M $97B $127B 1Q24 Pre-tax pre- provision income(1) 1Q24 Average deposits 1Q24 Average loans (1) Pie %'s exclude the pre-tax pre-provision income from the Other Segment totaling ($105) million. The Other Segment consists primarily of unallocated Treasury functions (securities portfolio and wholesale funding activities), as well as certain reconciling items necessary to translate management accounting practices into consolidated results. Business Segments Consumer Corporate Wealth Management Other

Investments in Our Businesses

GENERATING Consistent Sustainable Long-term Performance

Investments in talent, technology and strategic acquisitions continue to pay off

CORPORATE

Acquisitions remain well-positioned for revenue synergies:

- FY23 Clearsight revenue growth of **15%** with strong pipelines in 2024
- Real Estate Capital Markets 1Q24 origination revenue up **81%** vs 1Q23
- Ascentium Capital steadfastly focused on **growing cross-sell opportunities**

TM revenue increased **7%**[1] with priorities on proactive outreach involving Treasury Management solutions & fraud mitigation tools to ensure **client soundness**

Continued focus on acquiring **top talent** in key strategic markets

Ongoing investment in **modernizing** Sales, Lending, Treasury/Cash Management, Embedded Finance, & Client-Facing Digital platforms

CONSUMER

1st in **VISA Power Score** for **40 consecutive** quarters on Debit

Mobile app improvements: Spanish language, bill pay upgrade; 1Q24 mobile users increased **5%** YoY

Implemented a **new digital SMS onboarding system** for consumer checking customers

$8.0B MSR bulk acquisition completed in March 2024

Continue to **grow primary consumer checking relationships** & deepen customer relationships

Industry leading **Customer Satisfaction**

Enhanced **personalization with Regions Greenprint** to help customers build financial confidence

WEALTH

Total Wealth Management Relationship growth of **8.1%**[2]

Non-Interest Revenue up **6%** vs 1Q23; **Record quarterly NIR**

Launched **Philanthropic Solutions** group into key markets to drive new business, enhancing service-levels and risk management

Targeting profitable client segments with our **Women + Wealth** events in select markets; Overall, client and prospect feedback has been very positive

Aligned talent and resources to more efficiently meet client needs, including refining Advisor roles and centralizing new client onboarding operations

REGIONS | 29

(1) YTD Treasury Management Revenue Growth, Mar '24 to Mar '23. (2) Total Wealth Management Relationships as of Feb '24 to Feb '23.

Consumer Banking Group

Driving growth and customer engagement through strategic investments

GENERATING Consistent Sustainable Long-term Performance

Continuing to Deliver Strong Results

Industry leading deposit costs driven by a continued focus on preserving advantageous deposit mix

Credit Card high-quality new production increased 33% year-over-year through disciplined marketing optimization and intentional branch partnership

$8.0B MSR bulk acquisition completed in March 2024

1Q24 Avg. Loan Growth of 2.9%, year-over-year, and flat vs 4Q23

Delivering Solid Customer Satisfaction & Loyalty

Regions Bank is the highest-rated bank in Forbes' newest list of the top 300 U.S. companies for customer service

#1 for payment volume and transactions through 4Q23 for new accounts and total accounts per Visa power score

Top-decile in customer loyalty per Gallup

Top 10 ACH originator by volume in 2023

4.8 out of 5 Mobile app rating[(1)]

Delivered more than 225K Greenprint personalized financial plans in 1Q24, with the goals of deepening customer relationships & providing additional solutions based on customer needs

Strategic Investments Across The Business

Mobile capabilities including Spanish language option, bill pay upgrade, customer engagement platform contact center pilot and advanced keyword search

Digital SMS onboarding system for consumer checking customers

Continued **MSR bulk/flow** acquisitions

On-going investment in **Branch Network** to maintain and expand customer relationships

(1) iOS app store rating

REGIONS 30

Corporate Banking Group

Driving continued long-term performance for our clients & our shareholders

GENERATING Consistent Sustainable Long-term Performance

SOUNDNESS

Active credit risk and portfolio management remains a top priority

Net charge-offs of 33bps for 1Q24

- Core Business 24bps
- Ascentium 225bps

Diversified Commercial Real Estate portfolio that represents 15.9% of total loan exposure:

- **Office** 1.6% of total loan exposure
- **Multi-family** 4.2% total loan exposure
- **Senior Housing** 1.4% of loan exposure

Leveraged lending portfolio is $2.7B and is 2.8% of total loan exposure

Enhancing client soundness with **fraud mitigation** solutions and education

PROFITABILITY

Growing Revenue +1% vs the prior quarter, with NIR up 17% driven by growth in Capital Markets and Treasury Management

Treasury Management Revenue grew 7% YTD[1], achieving a new record driven by client base growth of 4%[2]

Capital Markets ex. CVA/DVA increased 78% vs. 4Q23 and 24% vs. 1Q23 driven by carryover of M&A deals from 2023, increased Investment Grade bond activity, and strong Real Estate multifamily originations

Client Liquidity is up vs 4Q23, driven by growth in both on balance sheet and off-balance sheet options in 1Q24

Non-Interest Expense focus in a low growth environment

GROWTH

Leading with a cash-flow first mindset remains a core objective

Over **3,000 client conversations per week** focused on optimizing full cash conversion cycle around the balance sheet

Efforts to execute against the **Regions360 relationship deepening strategy** produced a 4.9%[3] annual gain in R360 qualified clients

Identifying cash flow centric conversations powered by data & analytics with **Relationship Client IQ**

Executing against **integrated Small Business approach** with local expertise and solutions

REGIONS 31

(1) YTD Treasury Management Revenue Growth, 1Q24 vs. 1Q23 (2) YoY Client Growth, February '23 to February '24 (3) YoY net R360 Growth, February 23' - February 24

Wealth Management Group

Focus on execution & investments to optimize the client and associate experience

GENERATING
Consistent Sustainable
Long-term Performance

Customer Experience & Communication

Targeted advertising & Lead generation campaigns with more than 130k emails delivered to Wealth clients with thought leadership content with an engagement rate of 1.7%

Capitalized on expanded media coverage with appearances and comments from Chief Investment Officer Alan McKnight on national news outlets such as CNBC, Fox Business, and the New York Times.

Continued **showcasing our thought leadership and best thinking** through avenues such as social media. Regions Wealth Management LinkedIn Page continues to see follower growth with almost 1,800 new followers in Q1

Targeting profitable client segments with our **Women + Wealth** events in select markets; Overall, client and prospect feedback has been very positive

Delivered Strong Results

Record quarterly NIR in 1Q24 with growth of $6.8MM, or 6%, YoY driven by strong production and improved market conditions

Assets Under Management increased 11% YoY driven by IM&T Sales and improved equity market conditions

Grew Total Investment Services Assets +$2.2B or 13%, YoY

Average Deposits up 1% vs 4Q23, driven by proactive pricing/calling and acquiring new relationships

Strategic Technology Investments & Data Analytics

Launched **Philanthropic Solutions** group into key markets to drive new business, enhancing service-levels and risk management

Continuing to grow new households utilizing robust media strategies that target prospects to self-select Guided Discovery. 1,173 guides completed resulting in 116 Wealth Leads.

Leveraging **Client Segmentation and Profitability data** at a market level to uncover opportunities for growth and inform resource allocation decision making

Aligned talent and resources to more efficiently meet client needs, including refining Advisor roles and centralizing new client onboarding operations

REGIONS 32

Loans

Softening demand but continuing to support our clients

GENERATING Consistent Sustainable Long-term Performance

Average Loans & Leases

($ in billions)



$97.3
$98.3
$97.4
32.4
33.4
33.4
64.9
64.9
64.0
1Q23
4Q23
1Q24

Ending Loans & Leases

($ in billions)



$98.1
$98.4
$96.9
32.6
33.5
33.3
65.5
64.9
63.6
1Q23
4Q23
1Q24
Consumer Loans
Business Loans

QoQ Highlights & Outlook

- Avg and ending loans decreased modestly QoQ
- Avg business loans declined ~1% as modest increases associated with the funding up of previously approved investor real estate construction loans were offset by declines in C&I lending
    - ~$870M of C&I loans were refinanced off-balance sheet through debt capital markets
- Avg consumer loans remained flat as growth in residential mortgage, EnerBank and consumer credit card were offset by declines in home equity and run-off portfolios
- Expect 2024 average loan balances to be stable to down modestly compared to 2023

REGIONS 33

34 $50.1 $4.8 $0.3 $6.6 $2.3 Commercial and Industrial CRE Mortgage - OO CRE Construction - OO IRE - Mortgage IRE - Construction 1Q24 Average Loan Composition $20.2$5.6 $6.3 $1.3 Mortgage Home Equity Other Consumer Consumer Credit Card Average Consumer Loans $33.4B Average Business Loans $64.1B ($ in billions)($ in billions)

Commercial & IRE Loans

GENERATING Consistent Sustainable Long-term Performance

($ in millions)	Total Commitments	Outstanding Balances	% Utilization[2]
	As of 3/31/24		
Administrative, Support, Waste & Repair	$2,307	$1,525	58%
Agriculture	418	239	37%
Educational Services	4,290	3,463	43%
Energy	4,935	1,572	32%
Financial Services - Banking & Trust	10,251	4,159	38%
Financial Services - Insurance, Leasing & Funds	6,314	3,211	48%
Government & Public Sector	3,516	3,053	30%
Healthcare	5,669	3,313	44%
Information	3,887	2,527	66%
Professional, Scientific & Technical Services	4,016	2,286	52%
Real Estate - REIT	9,520	4,965	39%
Real Estate - non REIT	8,148	4,052	39%
Religious, Leisure, Personal & Non-Profit Services	2,289	1,572	55%
Restaurant, Accommodation & Lodging	1,635	1,352	61%
Retail Trade	4,716	2,613	43%
Transportation & Warehousing	5,309	3,496	45%
Utilities	5,626	2,408	28%
Wholesale	7,627	4,112	50%
Manufacturing	9,699	4,881	42%
Other[1]	234	(4)	
Total Commercial	$100,406	$54,795	43%
Land	$151	$111	71%
Single-Family/Condo	1,166	638	53%
Hotel	219	217	98%
Industrial	1,209	1,061	86%
Office	1,504	1,432	94%
Retail	339	334	95%
Multi-Family	5,319	3,466	60%
Other[1]	1,723	1,504	
Total Investor Real Estate	$11,630	$8,763	70%

- Commercial Real Estate Total Commitments and Outstanding Balances comprise 14% and 12% of Total Commercial, respectively
- Commitments to make commitments are not included
- Investor Real Estate is categorized based on property type
- Total Office outstandings are $1.50B with the REIT portion included in Commercial's Real Estate-REIT total
- Total CRE (IRE + CRE Unsecured) outstandings of $15.36B includes $1.64B of the Real Estate-non REIT total and $4.96B of the Real Estate-REIT total

(1) Contains balances related to non-classifiable and invalid business industry codes offset by payments in process and fee accounts that are not available at the loan level. (2) Utilization on lines of credit

REGIONS 35

36 $128.5 $127.8 $129.0 83.3 80.0 81.1 35.2 36.9 37.1 8.0 7.7 7.8 2.0 3.2 3.0 1Q23 4Q23 1Q24 $129.0 $126.4 $127.1 82.2 79.4 79.2 36.3 36.3 37.1 8.5 7.7 7.7 2.0 3.0 3.1 1Q23 4Q23 1Q24 Deposits Normalization occurring as expected (1) Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits) Wealth Mgt Other(1) Consumer Bank Corporate Bank • Deposits increased both on an average and ending basis, typical for 1Q tax refund season ◦ Expect declines in 2Q in overall balances, reflecting impact of tax payments • Mix of deposits continued to shift from NIB to IB; Pace of remixing has continued to slow • ~$1-$2B of potential further decline in low interest saving and checking balances expected; NIB mix to remain in low 30% area • Expect 2024 average deposits to be stable to down modestly compared to 2023 QoQ Highlights & OutlookAverage Deposits by Segment ($ in billions) Ending Deposits by Segment ($ in billions)

Checking Balances & Spending Levels

GENERATING Consistent Sustainable Long-term Performance

Balances and Avg Monthly Consumer & Wealth Debits vs. 2019 (1)



60%
40%
20%
—%
% Change vs. 2019
2019 Average
1Q22
1Q24
Change in Checking Deposits
Change in Debit Activity

Ratio of Consumer & Wealth Checking Balances to Monthly Debits (1)



2.2
Ratio back to 2019 trend level
1.7
1.7
2019 Average
1Q22
1Q24

- Pre-pandemic, customers maintained a relatively steady ratio of checking balances to debit activity.
- After a period of elevated balances during 2020-2023, customers have returned to a similar pre-pandemic level of ~1.7x monthly debit activity.
- The return to historical levels suggests a return to more normal and stable balance patterns in checking

(1) Balances are consumer and private wealth checking average balances and exclude branch small business. Debits exclude wires and internal transfers between Regions accounts; ratio reflects an average of the months in the period.

REGIONS 37

Diversified Deposit Base

GENERATING Consistent Sustainable Long-term Performance



Insured/Uninsured Deposit Mix(1)(2)
Retail Uninsured $7.7
Other $0.1
Wholesale Non-Operational Uninsured $10.6
Wholesale Operational Uninsured $15.0
Less Stable Categories
$129B
Retail Insured $80.5
Wholesale Insured $4.0
More Stable Categories
Public Funds + Trust $11.1

- ~74% of Total Deposits are covered by FDIC insurance or are collateralized (Public Funds or Trust); >95% of Total Deposits are associated with customers who reside within our 15-state branch footprint
- Wholesale deposits are well-diversified with no single industry accounting for more than 14% of wholesale deposits as of 3/31/2024
- A vast majority (91%) of retail deposits are covered by FDIC insurance
- No single depositor exceeds 1% of total deposits
- Average Consumer NIB Account balance of ~$5,000 (as of 1Q24)
- >90% of consumer checking households include a high-quality checking account[3]; further, >60% of consumer checking deposit balances are with customers that have been with Regions for 10 years or more
- Relative to peers, RF has a low concentration of brokered or reciprocal deposits, leaving ample capacity for further strategic use of the products if desired

REGIONS 38

(1) $ in billions as of 3/31/2024. (2) Data and categorization reflects FR 2052a (Complex Institution Liquidity Monitoring Report) methodology. (3) High quality checking account estimates are based on multiple individual account behaviors and activities (e.g., balances and transaction levels).

39 Deposit Advantage Well diversified deposit base vs. Peers (1) As of 12/31/2023. Source: Bank Call Reports / SEC filings. Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. ...Resulting in one of the highest mix of FDIC insured deposits amongst peers % of Total Deposits Insured By FDIC(1)% of Total Deposits Balance in Accounts Less than $250k(1) Regions holds a larger proportion of smaller deposit balance accounts when compared to the industry... 1Q24 Cumulative IB Deposit Beta • Regions ranks at or near the top vs. peers in several metrics measuring the retail/ granular nature of our deposit base • These facts bear out in the advantaged beta observed this cycle 68% 64% 62% 60% 58% 57% 56% 56% 55% 55% 54% 54% 54% 50% Peer 3 RF Peer 2 Peer 6 Peer 4 Peer 1 Peer 5 Peer 8 Peer 10 Peer 12 Peer 9 Peer 11 Peer 7 Peer 13 56% 56% 55% 53% 50% 48% 48% 48% 47% 45% 45% 45% 43% 42% Peer 1 RF Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 Peer 13 43% 49% 51% 52% 52% 53% 55% 57% 58% 59% 60% 61% 62% 63% RF Peer 8 Peer 13 Peer 2 Peer 9 Peer 3 Peer 1 Peer 7 Peer 12 Peer 5 Peer 6 Peer 4 Peer 10 Peer 11

GENERATING Consistent Sustainable Long-term Performance

Capital and Liquidity

Tier 1 Capital Ratio[1]


11.2%
11.6%
11.6%
1Q23
4Q23
1Q24

Common Equity Tier 1 Ratio[1]


9.9%
10.3%
10.3%
1Q23
4Q23
1Q24

Total Liquidity Sources

Position ($B) as of	4Q23	1Q24
Cash at the Federal Reserve[2]	$ 4.3	$ 8.7
Unencumbered Investment Securities[3]	18.9	20.8
Federal Home Loan Bank Availability	15.1	11.2
Discount Window Availability	21.3	20.1
Total	$ 59.6	$ 60.8

QoQ Highlights & Outlook

- **Basel III Endgame** - Estimate a low to mid-single digit increase in RWAs under the Expanded Risk Based Approach in addition to the phase-in of AOCI into regulatory capital
    - CET1 adjusted to include AOCI at 3/31 is estimated at 8.1%[4]
- Common Equity Tier 1 (CET1) ratio[1] remained ~10.3%, reflecting solid capital generation through earnings offset by common & preferred stock dividends, share repurchases, and ~8 bps related to the 1Q phase-in of CECL into regulatory capital
    - Declared 1Q common dividends of $220M and executed $102M in share repurchases
- Anticipate continuing to manage CET1 consistent with current levels over the near term
- Tangible common book value per share[4] of $10.42, a 3.2% decrease QoQ
- From 4Q23 through 3Q24, the Stress Capital Buffer will remain at 2.5%
- Changes in cash, securities, and FHLB availability reflect liquidity optimization efforts; Total liquidity sources remain stable QoQ
- Including capacity at the discount window, liquidity to uninsured deposits ratio is approximately 182%[5]

(1) Current quarter ratios are estimated. (2) Fed master account closing balance only. Does not include other small in transit / processing items included in Call Report or SEC reports. (3) Unencumbered Investment Securities comprise securities that are eligible as collateral for secured transactions through market channels or are eligible to be pledged to the Federal Home Loan Bank or the Federal Reserve Discount Window. (4) Non-GAAP; see appendix for reconciliation. (5) This ratio excludes intercompany and secured deposits.

REGIONS 40

41 6.31% 6.09% 5.82% 6.79% 6.42% 8.02% 8.14% 8.36% 8.50% 8.34% TCE Ratio Adjusted TCE Ratio, ex-AOCI 1Q23 2Q23 3Q23 4Q23 1Q24 5% 6% 7% 8% 9% 10% Tangible Common Equity (1) Non-GAAP, see Appendix for reconciliation. • Higher levels of interest rates are generally beneficial to Regions through expansion in net interest margin and deposit value ◦ However, higher rates also result in unrealized losses within our securities and cash flow hedging portfolios which act as a drag on our ratio of TCE to Tangible assets Tangible Common Equity(1)

42 9.9% 10.1% 10.3% 10.3% 10.3% 7.8% 7.8% 7.5% 8.3% 8.1% CET1 Ratio Adjusted CET1 Ratio, Incl. AOCI 1Q23 2Q23 3Q23 4Q23 1Q24 6% 7% 8% 9% 10% 11% 12% Common Equity Tier 1 (1) Current quarter ratios are estimated. (2) Non-GAAP, see Appendix for reconciliation. Common Equity Tier 1 Ratio(1) • CET1 remains elevated and well positioned for potential regulatory impacts including Basel III Endgame ◦ Expected to manage CET1 consistent with current levels over near term as we position for anticipated regulatory changes (2)

Investing for Growth

Maintaining Focus on Capital Optimization and Expanded Client Capabilities

GENERATING **Consistent** **Sustainable** **Long-term Performance**

BlackArch Partners 2015

2014-2015

- Acquisition of **Fannie Mae DUS License** 2014
- Acquisition of **HUD (MAP) License** 2015

First Sterling Financial

2016

- Entered into **MSR flow-deal** arrangement
- Third-party originated auto portfolio **~$2.0B** moved to runoff
- Return optimization of commercial, OORE and IRE loans began through **Capital Commitments Working Group**

2018

- Sold **Regions Insurance Group**; redeployed capital generated to shareholders

Highland

2019

- Dealer Financial Services auto portfolio **~$2.4B** moved to runoff
- Greensky unsecured consumer loans **~$2.0B** moved to runoff

Ascentium Capital

2020

- Entered into second **MSR flow-deal** arrangement

EnerBankUSA

Sabal

Clearsight Advisors Investment Banking

2021

- Acquisition of **Freddie Mac License**

2022

- Purchased **$13B UPB of bulk MSR**
- Sold **$1.2B** Unsecured Consumer Loan Portfolio

2023

- Purchased **$6.2B UPB of bulk MSR**
- Sold **~$300M** of Consumer Exit Portfolio

2024

- Purchased **$8B UPB of bulk MSR**

Regions 43

Empowered by Data & Innovation

Regions remains competitive by reserving ~9–11% of revenue for technology spend

GENERATING
Consistent Sustainable
Long-term Performance



REGIONS
REGIONS
Customer
Personalization

ROSIE
Personalized offering of products and services anticipating customer needs

Regions360
Regions' mission to Make Life Better is simple, customer focused, and demonstrated through Regions360, which puts customer focused culture into practice

RCLIQ[1] & Wealth IQ[2]
Delivering 'needs based' customer engagement, resulting in significant impact to the Corporate Bank and Wealth Management

Offer Tracker
Leverage data & insights for a dynamic, engaging, and transparent customer journey to increase success of offers to drive bottom-line production while enhancing customer experience and retention

rVoice
Integrates customer feedback with institutional knowledge to measure customer experience by understanding customer's expectations, preferences, and aversions across various channels enabling us to drive improved customer satisfaction

Modernization & Innovation

Next Gen Platforms
Next Generation of Customer Experience and Core Banking and Data Platforms Modernization efforts began in 2021 with runway through 2027 to complete the overall program

Fraud Analytics
Machine learning models to detect and prevent fraud to proactively protect the customer

Technology Practices
Applying Security-First software development principles and expanding Agile adoption

Authentication Experience
Delivering a best-in-class Customer Identity and Access Management (CIAM) platform that is secure, frictionless, and enables innovation

Open Banking
Developing secure open banking APIs to drive innovation, enable seamless customer experience, and integrate with customer enterprise resource planning (ERP) platforms

Data Governance
Adaptive data governance based on risk level to ensure continued confidence and trust in our data

(1) RCLIQ is a machine learning based data product used by Corporate Banking Relationship managers to find new opportunities, predict share of wallet deepening activities as well as early warning of credit deterioration and attrition risk. (2) Wealth IQ is a machine learning data product designed to provide better advice and guidance to wealth clients by delivering insights based on client activity, attrition alerts, and other opportunities.

REGIONS 44

Differentiating Through Customer Experience

GENERATING
Consistent Sustainable
Long-term Performance

Digital Acceleration

Adoption
4.7% increase in Mobile users in 1Q24 compared to 1Q23

Digital Enhancements
Launched Spanish language option in Mobile, BillPay upgrade, Customer Engage Platform in the Contact Center, and Mobile Advanced Keyword Search

Customer Transactions
75% of 1Q24 Retail customer transactions initiated in Digital, 3% growth YoY

Zelle
24% increase in transaction volume in 1Q24 compared to 1Q23


REGIONS
Hello
Best in Class
4.8
Out of 5
Log In

Innovating Operations



Expanded Regions Reggie® Messaging
Internal/external usage has grown by 18% 1Q24 vs 1Q23

Automated Non-Agent Interactions
89% average interaction resolution rate[3] in 1Q24

Customer Satisfaction

Spanish Now Available in Mobile, Reggie® Messaging
Spanish is now a language option available in the Mobile app and in Reggie® Messaging. This enhancement allows customers to conveniently switch their preference between two languages, English and Spanish – improving the overall customer experience and making banking easier for our Spanish-speaking customers. Over 30K customers set their language preference to Spanish during the first month post enhancement.

Enabling Through Technology

Authentication Improvements
Launched Identity Proofing in over 1,200 branches – improving identity assurance to protect and secure our customers' branch experiences. Over 41K transactions have been processed with greater confidence to protect our customers' accounts.

Delivering Digital-First Solutions
Regions launched the BillerXchange External Communications tool for our Treasury Management clients, which is an integrated billing and payments platform that allows clients to automate invoicing and communications with their customers – making Regions an integral part of their value proposition and reflective of the bank's focus on delivering digital-first solutions.

Faster Transactions
In 1Q2024, Corporate[1] Real Time Payment transactions increased to 1.52 M (totaling $698M) over the 1.22M transactions (totaling $410M) in 1Q2023.

Expansion of Customer Interaction Points
Reggie® Messaging through web/mobile volume has increased 23% 1Q24 vs 1Q23. Average messaging customer satisfaction (CSAT) has increased 2% points to 81% in 1Q24 vs 1Q23. Average percentage of daily customer contacts went up to 15% 1Q24 vs 12% 1Q23.

Regions Tap to Bank^{SM}
Regions Tap to Bank^{SM} is active on nearly 2,000 ATMs across the bank's 15-state footprint – enabling faster, more convenient ATM banking, enhanced security by reducing the risk of fraud from skimming devices, an expected reduction in card captures, and less downtime for card reader repairs.

REGIONS 45

(1) Includes Commercial payments (2) Mobile 4.8 rating represents iOS app store rating (3) IVR containment rate

GENERATING Consistent Sustainable Long-term Performance

Growth in Digital

Digital Usage

Active Users *(Millions)*[1]


+11%
2.31
2.46
2.57
1Q22
1Q23
1Q24

Mobile Banking

Mobile Banking Log-Ins *(Millions)*


+16%
157
166
183
1Q22
1Q23
1Q24

Customer Transactions[2][3]


Non-Digital
Digital
30%
70%
27%
73%
25%
75%
1Q22
1Q23
1Q24

Sales and Transactions

Consumer Checking Sales by Channel[4]


2%
77%
21%
2%
73%
25%
2%
81%
17%
1Q22
1Q23
1Q24
Digital
Contact Center
Branch

Digital Credit Card Sales *(Accounts in Thousands)*[5]


+109%
1.9
2.9
6.0
1Q22
1Q23
1Q24

Deposit Transactions by Channel


45.6%
32.9%
21.5%
45.4%
32.3%
22.3%
45.0%
30.8%
24.2%
1Q22
1Q23
1Q24
Branch
Mobile
ATM

Zelle Transactions *(Millions)*


+59%
2.73
3.50
4.35
1Q22
1Q23
1Q24

Mobile App Rating[6]


12:34
100%
Regions
GET
Ratings & Reviews
See All
4.8
out of 5
Tap to Rate:

(1) Total number of unique customers who have successfully authenticated and logged into the mobile app at least once within the last 90 days. (2) Digital transactions represent online and mobile only; Non-digital transactions represent branches, contact centers and ATMs. (3) Transactions represent Consumer customer deposits, transfers, mobile deposits, fee refunds, withdrawals, payments, official checks, bill payments, and Western Union. Excludes ACH and Debit Card purchases/refunds. (4) Includes cross-channel sales capabilities through digital banker dashboard applications. Additional fraud controls in digital channels placed in 4Q23. (5) Includes digital and pre-approved credit card accounts opened. 1Q24 increase is driven by Marketing prospecting campaign. (6) Represents iOS app store rating

REGIONS 46

47 Continuous Improvement Framework • Making Banking Easier – Be intensely responsive to customer needs • Revenue Growth – Improve effectiveness in generating prudent, profitable, sustainable growth • Efficiency Improvements – Continuously leverage people and technology to improve processes, reduce costs and drive growth • Innovation – Focus on data & analytics, omnichannel delivery, protection & security, advice & guidance Simplify & Grow established a culture of Continuous Improvement. Now that Continuous Improvement is embedded in our DNA, initiatives are no longer centrally tracked, and groups manage the development and execution of their programs with regular updates to the Efficiency & Effectiveness Team. • Established processes to maintain a Continuous Improvement culture through Simplify & Grow • Independently manages and reports Continuous Improvement initiatives and reports progress to the Efficiency & Effectiveness Team • Includes senior leaders from across the bank • Sponsors, promotes and provides executive direction on Continuous Improvement opportunities. Reviews segment programs and ensures accountability to promote a Continuous Improvement culture Continuous Improvement Key Pillars Efficiency & Effectiveness Team Business and Support Groups

48 0.94% —% 0.50% 1.00% 1.50% 2.00% 2.50% 0.50% —% 0.50% 1.00% 1.50% 2.00% Historical Credit Profile Non-Performing Loans Total Net Charge-Offs 1Q20 1Q24 4Q221Q20 4Q22 1Q24 Average Pre-Pandemic 0.46% Average Pandemic 0.35% Average Pre-Pandemic 1.07% Average Pandemic 0.64% 1Q13 1Q13

49 0.76% —% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 0.36% —% 0.50% 1.00% Historical Credit Profile Consumer Net Charge-Offs(2) Commercial Net Charge-Offs(1) 1Q20 1Q24 4Q22 1Q20 4Q22 1Q24 (1) Includes C&I, CRE - OO and IRE. (2) The spike in Consumer net charge-offs in late 2013 was associated with the move of ~$700M primarily accruing troubled debt restructured residential first mortgage loans to held for sale resulting in ~$150M of charge-offs. The spikes in 3Q22 and 4Q23 were associated with the fair value marks taken on the sales of ~$1.2B and ~$300M consumer unsecured loan portfolios resulting in $63M and $35M of incremental charge-offs, respectively. Average Pre-Pandemic 0.27% Average Pandemic 0.25% Average Pre-Pandemic 0.78% Average Pandemic 0.53% 1Q13 1Q13

Asset Quality

Underlying credit continues to perform as expected

GENERATING Consistent Sustainable Long-term Performance

Net Charge-Offs

($ in millions)


0.35%
0.54%
0.50%
0.39%
$83
$132
$35
$121
1Q23
4Q23
1Q24
Adjusted Net Charge-Offs(1)
Net Charge-Offs Ratio
Adjusted Net Charge-Offs Ratio(1)
Unsecured Consumer Portfolio Loan Sale(2)

- 1Q annualized NCOs totaled 50 bps, decreasing 4 bps on an reported basis and increasing 11 bps QoQ on an adjusted[1] basis driven by a large restaurant credit and one commercial manufacturing credit
- 1Q NPL increase attributable primarily to office, professional services, transportation, and manufacturing industries; Expect NPLs to continue to normalize towards historical averages
- 1Q ACL increase attributable to adverse risk migration, continued credit quality normalization and incrementally higher qualitative adjustments for risk in certain portfolios previously identified as under stress
  - ACL on Office Portfolio increased to 5.6%; Remain confident about composition of Office Portfolio
- Expect full-year 2024 NCOs to be 40-50 bps

Allowance for Credit Losses (ACL)

($ in millions)


$1,596
$1,700
$1,731
288%
211%
191%
1.63%
1.73%
1.79%
1Q23
4Q23
1Q24
ACL
ACL/Loans
ACL/NPLs

Non-Performing Loans (NPLs)

($ in millions)


$554
$805
$906
0.56%
0.82%
0.94%
1Q23
4Q23
1Q24
NPLs - excluding LHFS
NPL/Loans

REGIONS 50

(1) Non-GAAP; see appendix for reconciliation. (2) Loans sold in 4Q23 had an associated allowance of $27M and incurred a $35M fair value mark recorded through charge-offs, resulting in a net provision expense of $8M.

Commercial Real Estate

(Outstanding balances as of March 31, 2024)

GENERATING Consistent Sustainable Long-term Performance

Highly Diversified Portfolio

(IRE including Unsecured CRE)



Other 3.7%
Hotel 5.1%
Healthcare 9.0%
Res. Homebuilders 6.5%
Retail 9.1%
Apartments 26.4%
$15.4B
Residential Land 0.6%
Office 9.8%
Commercial Land 0.1%
Data Center 2.0%
Industrial 14.5%
Diversified 13.2%

Yearly Loan Maturities



$3,000
$2,000
$1,000
$—
3%
22%
29%
22%
16%
5%
3%
Matured
2024
2025
2026
2027
2028
>5years
Multi-Family
Other Real Estate
Office
Total Real Estate

REITs within Total:



Diversified 21%
Data Center 5%
Apartments 6%
Office 2%
Hotel 11%
$5.2B
Retail 20%
Other 8%
Industrial 27%

		$ in billions	% of Total Loans
Unsecured CRE *(incl. REITS)*	$	6.6	6.8 %
IRE		8.8	9.1 %
Total[(1)]	**$**	**15.4**	**15.9 %**

Key Portfolio Metrics

- Unsecured loans for RE purposes generally have low leverage, with strong access to liquidity
  - 62% of REIT outstanding balances are investment grade or mapped to an IG risk rating, which provides loss insulation to the overall portfolio
  - Balance of remaining unsecured is primarily to institutional RE Funds backed by predominantly IG sponsors
- Total IRE (incl unsec. CRE) to Risk Based Capital[(2)]: 110% and Construction, Land, and Acq. & Dev. to Risk Based Capital: 21% are well below supervisory limits (300%/100%)

(1) Excludes $5.1B of Owner-occupied CRE whose source of repayment are individual businesses, and whose credit performance resembles Commercial during periods of stress. (2) Based off 12/31/2023 Risk Based Capital estimate. Supervisory limits in the December 2006 joint regulatory issuance "Guidance on Concentrations in Commercial Real Estate Lending, Sound Risk Management Practices".

REGIONS 51

CRE- Office Portfolio

(Outstanding balances as of March 31, 2024)

GENERATING Consistent Sustainable Long-term Performance

Key Portfolio Metrics[1]	
Balances $	**$1,504**
% of Total Loans	**1.6%**
NPL	**$161**
NPL/Loans	**10.7%**
Charge-offs	**$0**
Charge-offs / Loans	**—%**
ACL	**$84**
ACL/Loans	**5.6%**

Investor Real Estate Office Portfolio Overview



7%
93%
Class A
Class B



39%
61%
Multi-Tenant
Single Tenant



24%
76%
Suburban
Urban

Ongoing Portfolio Surveillance

- Business Offices secured = 94% / unsecured = 6%
- WA LTV ~66% (based on committed balances and appraisal at origination or most recent received); Stressed WA LTV ~105% using GreenStreet[2]
- 61% of secured outstanding IRE balances is located in the South of which 91% is Class A
- Investment Grade tenants make up 80% of Single Tenant IRE balances
- For Office loans maturing in the next 12 months, properties are 81% leased on average (80% occupied)
- Class A properties outperforming; Secondary and tertiary market locations, particularly in the Sunbelt, also outperforming due to corporate and population in-migration
- $773M or 51% of total CRE Office balances will mature in the next 12 months[3]

(1) $ in Millions. Amounts include IRE and CRE Unsecured loans but exclude Held For Sale loans. Metrics represent 03/31/2024 results except for charge-offs, which are for Q124. (2) Stressed LTV based on GreenStreet's Commercial Property Price Index as of April 4, 2024, which indicated a 37% discount from recent peak values. This full discount has been applied to RF's most recent LTV. (3) Includes matured balances.

REGIONS 52

CRE- Multi-Family Portfolio

(Outstanding balances as of March 31, 2024)

GENERATING **Consistent Sustainable Long-term Performance**

Key Portfolio Metrics[1]	
Balances $	**$4,052**
% of Total Loans	**4.2%**
NPL	**$0**
NPL/Loans	**—%**
Charge-offs	**$0**
Charge-offs / Loans	**—%**
ACL	**$74**
ACL/Loans	**1.8%**

Predominantly Secured and Weighted to the South[2]



14%
86%
Secured
Unsecured



4%
1%
12%
83%
South
West
Midwest
Northeast

Ongoing Portfolio Surveillance

- Absent an economic recession or an unexpected further significant increase in long term interest rates, meaningful loss content is not expected to materialize in 2024 as portfolio stress expected to be temporary in nature as borrowers/sponsors/markets continue to adjust to the higher interest rate environment
- WA LTV ~51% (based on committed balances and appraisal at origination or most recent received); Stressed WA LTV ~71% using GreenStreet[3]
- Vacancies up due to record levels of construction deliveries in high growth markets, primarily in the Sunbelt
- Undersupply of housing, home price appreciation, and elevated mortgage rates are keeping renters renting longer, further backstopping demand fundamentals for multi-family property
- $1,816M or 45% of total CRE Multi-Family balances will mature in the next 12 months[4]

(1) $ in Millions. Amounts include IRE and CRE Unsecured loans but exclude Held For Sale loans. Metrics represent 03/31/2024 results except for charge-offs, which are for Q12024. (2) Geographic percentages based on IRE balances. (3) Stressed LTV based on GreenStreet's Commercial Property Price Index as of April 4, 2024, which indicated a 28% discount from recent peak values. This full discount has been applied to RF's most recent LTV. (4) Includes matured balances.

REGIONS 53

CRE- Senior Housing Portfolio

(Outstanding balances as of March 31, 2024)

GENERATING Consistent Sustainable Long-term Performance

Key Portfolio Metrics[(1)]	
Balances $	**$1,338**
% of Total Loans	**1.4%**
NPL	**$80**
NPL/Loans	**6.0%**
Charge-offs	**$5**
Charge-offs / Loans	**1%**
ACL	**$44**
ACL/Loans	**3.3%**

Ongoing Portfolio Surveillance

- Underlying market fundamentals continue to bounce back from the lows experienced during COVID-19 pandemic, with occupancy increasing, construction starts slowing, and the market showing signs of stabilization and growth
- National occupancy levels at the end of 2023 recovered roughly 85% of their pandemic decline, with expectations to fully recover by the end of 2024
- Rent increases have outpaced inflation, particularly in assisted living units; market rent growth is expected to moderate from around 7% in 2023 to approximately 5%, though it will remain above the traditional sector average by approximately 2.5%
- The sector continues to face challenges such as staffing shortages and high interest rates affecting property values; however, outsized revenue growth is anticipated, which would result in sharp net operating income increases over the next few years

(1) $ in Millions. Metrics exclude ~$200M in non-real estate commercial loans in the Sr. Housing sector; Amounts also exclude Held For Sale loans. Metrics represent 03/31/2024 results except for charge-offs, which are for Q12024.

REGIONS 54

55 $1,700 $33 $24 $(26) $1,731 Allowance for Credit Losses 03/31/2024 • 1Q allowance increased $31M compared to the prior quarter, resulting in a $152M provision expense • Primary drivers of the net increase in ACL were adverse risk migration, specific reserves for large borrowers, and increases in qualitative reserves for Higher Risk industries, partially offset by portfolio runoff, improvement in the economic outlook and qualitative decreases in other industries/portfolios QoQ Highlights ($ in millions) 12/31/2023 Portfolio Changes Economic/ Qualitative Changes Specific Reserve Changes

56 Pre-R&S period 1Q2024 2Q2024 3Q2024 4Q2024 1Q2025 2Q2025 3Q2025 4Q2025 1Q2026 Real GDP, annualized % change 1.9% 1.8% 2.2% 2.5% 2.6% 2.7% 2.4% 2.4% 2.2 % Unemployment rate 3.8% 3.9% 3.9% 4.0% 4.1% 4.1% 4.0% 4.0% 3.9 % HPI, year-over-year % change 5.7% 5.2% 3.7% 2.6% 2.5% 3.0% 3.8% 4.4% 4.7 % CPI, year-over-year % change 3.2% 3.1% 2.8% 2.7% 2.5% 2.4% 2.4% 2.4% 2.4 % Base R&S Economic Outlook (As of March 2024) • A single, base economic forecast represents Regions’ internal outlook for the economy over the reasonable & supportable forecast period • Economic uncertainty is accounted for through qualitative adjustments to our modeled results • Management considered alternative internal and external forecasts to establish appropriate qualitative adjustments

57 As of 3/31/2024 As of 12/31/2023 (in millions) Loan Balance ACL ACL/Loans Loan Balance ACL ACL/Loans C&I $49,701 $730 1.47% $50,865 $697 1.37 % CRE-OO mortgage 4,788 106 2.21% 4,887 110 2.25 % CRE-OO construction 306 7 2.36% 281 7 2.38 % Total commercial $54,795 $843 1.54% $56,033 $814 1.45 % IRE mortgage 6,422 187 2.91% 6,605 169 2.56 % IRE construction 2,341 34 1.44% 2,245 36 1.63 % Total IRE $8,763 $221 2.52% $8,850 $205 2.32 % Residential first mortgage 20,199 102 0.51% 20,207 100 0.50 % Home equity lines 3,155 79 2.51% 3,221 80 2.49 % Home equity loans 2,415 23 0.95% 2,439 23 0.94 % Consumer credit card 1,314 134 10.17% 1,341 138 10.24 % Other consumer- exit portfolios 28 1 3.81% 43 1 3.09 % Other consumer 6,193 328 5.29% 6,245 339 5.43 % Total consumer $33,304 $667 2.00% $33,496 $681 2.03 % Total $96,862 $1,731 1.79% $98,379 $1,700 1.73 % Allowance Allocation • Regions "Day 1" CECL ACL ratio on 1/1/2020 was 1.71%. The company has executed a number of de-risking strategies that have improved the overall loan portfolio. Taking the 1Q 2024 loan portfolio and applying the "Day 1" ACL rates would produce a proforma Day 1 ACL ratio of 1.62%.

58 All Other Commercial 3.8% Investor Real Estate 13.8% Financial Services 11.6% CRE Unsecured, including REITs 10.4% Govt. Education 10.2% Consumer Services 8.7% Technology Services 7.6% Manufacturing 7.7% Energy 2.5% Agriculture 0.4% Utilities 3.8% Business Services 7.9% Distribution 6.4% Healthcare 5.2% Well Positioned for Next Downturn $63.6B Highly Diversified Business Portfolio(1) (1) Balances as of 03/31/2024. (2) CRE Unsecured consists 75% of REITs. (2)

59 Consumer Lending Portfolio • Avg. origination FICO 759 • Current LTV 53% • 98% owner occupied • Avg. origination FICO 772 • Current LTV 36% • 64% of portfolio is 1st lien • Avg. loan size $34,457 • $112M to convert to amortizing or balloon during 2024 • Avg. origination FICO 770 • Avg. new loan $13,689 • 1Q24 Yield 8.08% • Avg. origination FICO 783 • Avg. new line $7,915 • 1Q24 Yield 15.21% • 1Q24 QTD NCO 4.39% 4% 5% 4% 5% 11% 6% 8% 16% 10% 81% 66% 78% 2% 2% 2% Cons R/E secured Cons non-R/E secured Total consumer Not Available Above 720 620-680 Below 620 681-720 Consumer FICO Scores(1) (1) Refreshed FICO scores as of 03/31/2024. Consumer R/E secured balances comprise 77% of the Consumer portfolio while Consumer non-R/E balances comprise 23% of the Consumer portfolio. (2) Other Consumer consists primarily of EnerBank and Direct portfolios. Residential Mortgage Consumer Credit Card Home Equity Other Consumer(2)

60 $2.7B Leveraged Portfolio (Outstanding balances as of March 31, 2024) • Commitments are $3.6B; 75% of which are funded • Not a strategic growth objective; used to support client relationships • Sponsor-owned clients as a percentage of total portfolio continue to decline • Enhanced centralized underwriting, servicing, and credit adjudication • Limited participation in the highest risk segments of leveraged loans - Covenant Lite & Term Loan B • Approximately 93% of leveraged loans outstanding are also SNCs Important FactorsDiversified Portfolio Information 23% Professional, Scientific & Technical Services 16% Manufacturing 7% Wholesale 9% Utilities 7% Religious, Leisure, Personal & Non-Profit Services 7% Restaurant, Accommodations & Lodging 6% Administrative, Support, Waste & Repair 7% Other (Portfolios <5% of total) 18% (1) Consistent with Moody's historical Regional Bank Survey definition; Commitments >$5M with funded debt to EBITDA >4.0x

SNC Portfolio

(Outstanding balances as of March 31, 2024)

GENERATING Consistent Sustainable Long-term Performance

Shared National Credit Balances by Sector



Other (Portfolios <5% of total)
17%
CRE Unsecured Non-REIT
5%
CRE Unsecured REIT
19%
Financial Services
18%
Technology Services
12%
Commodities
9%
Manufacturing
7%
Distribution
7%
Business Services
6%
$25.0B

Portfolio Characteristics

- Improved portfolio composition and asset quality through focus on lower risk segments
- 46% of balances consist of investment grade or select portfolios(1)
- 10% of balances are leveraged(2)
- Regions is agent or holds a title role for over half of SNC balances
- For YTD 1Q24, Regions market share ranked above its Peer group median in the Agent Only league table standings(3)
- ~2/3's of capital markets revenue is attributable to SNC-related relationship(4)
- >3/4's of SNC-related relationships have generated an NIR fee or deposit(4)
- ~3/4's of Corp Bank's top-50 NIR producing relationships are SNC-related(5)

(1) Select portfolios include Real Estate Investment Trusts (REITs), asset securitizations, investment grade utilities, subscription lines and Superior Transaction and Return Relationships (STARR). (2) Consistent with Moody's historical Regional Bank Survey definition. (3) Sourced from 2/29/24 LSEG Loan Connector (formerly Refinitiv) Agent Only League Table Data where peers include: CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. (4) Over the trailing 36-month period through 2/29/24. (5) Corporate Banking line of business over the trailing 36-month period through 2/29/24.

REGIONS | 61

2024 Expectations

GENERATING Consistent Sustainable Long-term Performance

FY 2024 Expectations	
Net Interest Income (vs. 2023 of $5,320)(3)	$4.7-$4.8B
Adjusted Non-Interest Income (vs. adjusted 2023 of $2,259)(1)(2)	$2.3-$2.4B
Adjusted Non-Interest Expense (vs. adjusted 2023 of $4,262)(1)(2)	~$4.1B
Average Loans (vs. 2023 of $98,239)	stable to down modestly
Average Deposits (vs. 2023 of $126,543)	stable to down modestly
Net Charge-Offs / Average Loans	40-50 bps
Effective Tax Rate	~21%

SOUNDNESS PROFITability GROWTH

Expectations for 2Q24 & Beyond(3)

- NII and NIM to bottom in 2Q, with declines from deposit cost normalization offset by asset turnover at elevated rate levels
    - 2Q24 NII expected to be flat to down 2% vs 1Q24
- 2024 NIM expected to be ~3.50%; 2Q NIM below 3.50% reflecting higher cash liquidity on balance sheet (no NII impact)
- Anticipate continuing to manage CET1 consistent with current levels over the near term
- Avg pre-pandemic NCOs were 46 bps and avg NPL ratio was 107 bps

(1) Non-GAAP, see appendix for reconciliation. (2) The reconciliation with respect to forward-looking non-GAAP measures is expected to be consistent with actual non-GAAP reconciliations included in the attached appendix or in previous filings with the SEC. (3) Expectations assume stable or lower short-term interest rates; flat long-term rates held at 03/31/2024 levels.

REGIONS 62

63 Environmental, Social & Governance Delivering shared value through robust governance practices GOVERNANCE OF ESG-RELATED RISKS & OPPORTUNITIES Board-Level Oversight Board of Directors • ESG matters arising within the Strategic Plan, capital planning process, and annual budget • Execution of responsibilities carried out by Board committees Compensation & Human Resources Committee • Management’s efforts and programs, to ensure they foster and support a company-wide culture of ethical decision-making • Effectiveness and continuous improvement of strategies and policies regarding our human resources management function (total rewards, human capital and talent management, management succession planning, and diversity, equity, and inclusion practices) Nominating & Corporate Governance Committee • Company’s practices and reporting with respect to ESG matters of significance to the Company and its stakeholders • ESG-related strategy, initiatives, policies, and related stakeholder engagement Management-Level Execution Risk Committee • Identified ESG considerations within the Company’s enterprise-wide risk management framework and risk inventory • Matters related to environmental and social risk management Audit Committee • Functioning of the Company’s internal controls and disclosures, including disclosure on material ESG-related matters • ESG considerations within the scope of planned audit activities conducted by the internal audit division Technology Committee • Company’s technology strategy, investments, expenditures, and operations • Culture and talent strategy related to technological and digital transformation Executive Leadership Team • Evaluates ESG considerations within the strategic planning process • Oversees our ESG Leadership Council ESG Leadership Council • Maintains an aggregated view of the Company’s ESG- related risks and opportunities, leveraging internal and external inputs • Provides guidance and direction on internal initiatives Disclosure Review Committee • Reviews ESG-related disclosures in SEC reporting • Provides feedback on voluntary ESG disclosures Risk Governance Committees • Supervise enterprise risk assessments that include ESG- related risks • Assess adherence to the Company’s risk tolerance and desired risk appetite ESG-FOCUSED DISCLOSURES • 2022 ESG Report • 2022 TCFD Report • 2022 GRI Index • 2022 SASB Index • 2022 Workforce Demographics (EEO-1) Index The full inventory, including our upcoming 2023 Shared Value Report (to be issued mid-2024), is posted at https:// www.regions.com/about-regions/ environmental-social-and-governance.

Environmental, Social & Governance

GENERATING Consistent Sustainable Long-term Performance

Delivering shared value through strategic business objectives

SHAREHOLDERS

Achieving superior economic value by overseeing and managing ESG-related risks and opportunities in line with business strategy

Refreshed Board composition by **onboarding new Directors** in 2023 and 2024

Enhanced **controls within our ESG disclosure** development process through cross-functional collaboration

Invested in technology to modernize core platforms, detect and prevent fraud, and improve the customer authentication experience

Sought insight into **ESG-related risks in our business** by measuring Scope 3 financed emissions and performing climate scenario analysis

Continued to **seek operational efficiencies** via our goal to decrease operational greenhouse gas emissions by 50% by the year 2030 (against a 2019 baseline)

CUSTOMERS

Offering products and services that align with their unique ESG-related goals and strategies

Introduced our **Regions Overdraft Grace** feature, giving personal checking account customers an extra business day to make deposits and cover overdrafts

Enhanced our **Regions Explore Credit Card**, part of the Regions Now Banking suite of products and services for underbanked consumers

Promoted financial wellness by making our **MyGreenInsights** personal finance management tool available through our mobile app

Offered **customized financings** for customers with their own environmental goals through our Energy & Natural Resources Group and our Solar Tax Equity Finance Team

Launched **enhancements to our customer authentication process** to improve their experience securely

ASSOCIATES

Building the best team: an informed, engaged workforce that is diverse like the communities we serve

Invested in a wide range of offerings through **Wellbeing@Regions**, aimed at associates' holistic wellbeing—physical, mental, financial, professional, and social

Cultivated internal talent and leadership development skills under our **RegionsLEADS Cornerstones of Leadership** framework

Enabled associates to pursue educational opportunities, tuition-free, through our **partnership with Guild Education Services**

Nurtured an **"all-inclusive" workplace** through our DEI Executive Council and 20 DEI Networks across our footprint

Aimed to prepare our workforce for a rapidly changing environment through our **customized learning experience platform**

COMMUNITIES

Fostering inclusive prosperity through community investments and associate volunteerism

Established the **Making Life Better Institute℠** to increase associate volunteer service and deepen our impact

Strengthened the **Market Executive program** to deliver a shared-value approach to local community engagement

Continued our strategic work in helping **grow low- and moderate-income communities**

Launched the **Birmingham Black-Owned Business Initiative** to connect current and future business owners in our headquarters city with vital resources for success

Continued to rigorously prioritize initiatives with **sustainable and meaningful impact** through philanthropic giving, as well as lending and investments through the Regions Foundation® and the Regions Community Development Corporation®

REGIONS 64

Ascentium & EnerBank

GENERATING Consistent Sustainable Long-term Performance

1Q24	Ascentium Capital	EnerBank
Average Balances	$2.5B	$5.2B
Portfolio Yield	8.0%	7.6%
NCOs	2.25%	2.27%

Ascentium Capital[1]

Origination Growth

- Ascentium Capital loans of $2.5B were flat vs prior quarter
- An increasing interest rate environment, inflation, and economic uncertainty are providing headwinds to origination growth and portfolio credit performance

Cross Marketing

- Contributing to strategic growth opportunities are transactions originated through cross-marketing relationships with Commercial Banking, Small Business Banking, and EnerBank

NCOs

- Ascentium net charge-offs continue to normalize, driven by recoveries which are reverting to historical levels
- 1Q24 net charge-offs of $15M are up from 4Q23 of $11M

EnerBank[2]

Credit

- Prime/Super-prime focus has resulted in a strong portfolio credit profile; average FICO of 774

Growth Opportunities

- Successful integration of EnerBank has led to growth opportunities through cross-marketing relationships across the organization

Strong Pipeline

- Strong existing relationships provide a base of consistency while continuing to focus on adding high quality independent contractors and program sponsors

Production

- EnerBank production is challenged by economic conditions, competitive pressures, and higher pricing

REGIONS 65

(1) Key portfolio metrics were provided with the company's original acquisition announcement on Form 8-K dated February 27, 2020. (2) Key portfolio metrics were provided with the company's original acquisition announcement on Form 8-K dated June 8, 2021.

66 APPENDIX

First Quarter 2024 Highlights

GENERATING Consistent Sustainable Long-term Performance

Summary of First Quarter Results

($ amounts in millions, except per share data)	1Q24	QoQ Change	YoY Change
Net interest income	$ 1,184	(3.8)%	(16.4)%
Provision for (benefit from) credit losses	152	(1.9)%	12.6%
Non-interest income	563	(2.9)%	5.4%
Non-interest expense	1,131	(4.6)%	10.1%
Income before income taxes	464	(1.5)%	(41.2)%
Income tax expense	96	20.0%	(45.8)%
Net income	368	(5.9)%	(39.9)%
Preferred dividends	25	4.2%	4.2%
Net income available to common shareholders	$ 343	(6.5)%	(41.7)%
Diluted EPS	$ 0.37	(5.1)%	(40.3)%

Selected Items Impact

(amounts in millions, except per share data)	1Q24
Pre-tax adjusted items[1]:	
Securities gains (losses), net	$ (50)
FDIC special assesment	(18)
Salary and employee benefits—severance charges	(13)
Branch consolidation, property and equipment charges	(1)
Professional, legal and regulatory expenses	(2)
Total pre-tax adjusted items[1]	$ (84)
Diluted EPS impact[2]	$ (0.07)
Additional selected items[3]:	
Capital markets income (loss) - CVA/DVA	$ (2)
Incremental operational losses related to check warranty claims	(22)

(1) Non-GAAP, see appendix for reconciliation. (2) Based on income taxes at an approximate 25% incremental rate. (3) Items impacting results or trends during the period, but are not considered non-GAAP adjustments.

REGIONS 67

68 Management uses computations of earnings and certain other financial measures, which exclude certain adjustments that are included in the financial results presented in accordance with GAAP, to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Adjusted non-interest income (non-GAAP) and adjusted non-interest expense (non-GAAP) are used to determine adjusted pre-tax pre-provision income (non-GAAP). Net interest income (GAAP) on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the fee income and efficiency ratios. Net loan charge-offs (GAAP) are presented excluding adjustments to arrive at adjusted net loan-charge offs (non-GAAP). Adjusted net loan charge-offs as a percentage of average loans (non-GAAP) are calculated as adjusted net loan charge-offs (non-GAAP) divided by average loans (GAAP) and annualized. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Tangible common shareholders’ equity, tangible common book value per share, and return on average tangible common shareholders' equity (ROATCE) ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common shareholders’ equity measure. Because tangible common shareholders’ equity, tangible common book value per share, and ROATCE are not formally defined by GAAP or prescribed in any amount by federal banking regulations they are currently considered to be non-GAAP financial measures and other entities may calculate them differently than Regions’ disclosed calculations. Adjustments to shareholders' equity include intangible assets and related deferred taxes and preferred stock. Additionally, adjustments to ROATCE include accumulated other comprehensive income. The Company also presents accumulated other comprehensive excluding adjustments to arrive at adjusted accumulated other comprehensive income (non-GAAP). Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common shareholders’ equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis. CET1 is a capital adequacy measure established by federal banking regulators under the Basel III framework. Banking institutions that meet requirements under the regulations are required to maintain certain minimum capital requirements, including a minimum CET1 ratio. This measure is utilized by analysts and banking regulators to assess Regions’ capital adequacy. Under the framework, Regions elected to remove the effects of AOCI in the calculation of CET1. Adjustments to the calculation prescribed in federal banking regulations are considered to be non-GAAP financial measures. Adjustments to CET1 include certain portions of AOCI to arrive at CET1 inclusive of AOCI (non-GAAP), which is a potential impact under recent proposed rulemaking standards. Since analysts and banking regulators may assess Regions’ capital adequacy using proposed rulemaking standards, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes selected items does not represent the amount that effectively accrues directly to shareholders. Management and the Board of Directors utilize non-GAAP measures as follows: • Preparation of Regions' operating budgets • Monthly financial performance reporting • Monthly close-out reporting of consolidated results (management only) • Presentation to investors of company performance • Metrics for incentive compensation Non-GAAP Information

69 Non-GAAP Reconciliation Non-Interest Expense Twelve Months Ended December 31 ($ amounts in millions) 2023 2022 2021 2020 2019 2018 2017 2016 Non-interest expense (GAAP) $ 4,416 $ 4,068 $ 3,747 $ 3,643 $ 3,489 $ 3,570 $ 3,491 $ 3,483 Adjustments: FDIC special assessment (119) — — — — — — — Contribution to Regions Financial Corporation foundation — — (3) (10) — (60) (40) — Professional, legal and regulatory expenses (1) (179) (15) (7) — — — (3) Branch consolidation, property and equipment charges (7) (3) (5) (31) (25) (11) (22) (58) Expenses associated with residential mortgage loan sale — — — — — (4) — — Early extinguishment of debt 4 — (20) (22) (16) — — (14) Salary and employee benefits—severance charges (31) — (6) (31) (5) (61) (10) (21) Acquisition expense — — — (1) — — — — Adjusted non-interest expense (non-GAAP) $ 4,262 $ 3,886 $ 3,698 $ 3,541 $ 3,443 $ 3,434 $ 3,419 $ 3,387

70 Non-GAAP Reconciliation Adjusted Net Charge-Offs and Ratio For the Quarter Ended ($ amounts in millions) 3/31/2024 12/31/2023 9/30/2023 6/30/2023 3/31/2023 Net loan charge-offs (GAAP) $ 121 $ 132 $ 101 $ 81 $ 83 Less: charge-offs associated with the sale of unsecured consumer loans — 35 — — — Adjusted net loan charge-offs (non-GAAP) $ 121 $ 97 $ 101 $ 81 $ 83 Net loan charge-offs as a % of average loans, annualized (GAAP) 0.50% 0.54% 0.40% 0.33% 0.35 % Adjusted net loan charge-offs as a % of average loans, annualized (non-GAAP) 0.50% 0.39% 0.40% 0.33% 0.35%

Non-GAAP Reconciliation

Pre-tax Pre-Provision Income (PPI)

GENERATING Consistent Sustainable Long-term Performance

($ amounts in millions)	Quarter Ended 3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023	1Q24 vs. 4Q23		1Q24 vs. 1Q23	
Net income available to common shareholders (GAAP)	**$ 343**	$ 367	$ 465	$ 556	$ 588	$ (24)	(6.5)%	$ (245)	(41.7)%
Preferred dividends (GAAP)	**25**	24	25	25	24	1	4.2 %	1	4.2 %
Income tax expense (GAAP)	**96**	80	129	147	177	16	20.0 %	(81)	(45.8)%
Income before income taxes (GAAP)	**464**	471	619	728	789	(7)	(1.5)%	(325)	(41.2)%
Provision for (benefit from) credit losses (GAAP)	**152**	155	145	118	135	(3)	(1.9)%	17	12.6 %
Pre-tax pre-provision income (non-GAAP)	**616**	626	764	846	924	(10)	(1.6)%	(308)	(33.3)%
Other adjustments:									
Securities (gains) losses, net	**50**	2	1	—	2	48	NM	48	NM
Leveraged lease termination gains, net	**—**	(1)	—	—	(1)	1	100.0 %	1	100.0 %
FDIC special assessment	**18**	119	—	—	—	(101)	(84.9)%	18	NM
Salaries and employee benefits—severance charges	**13**	28	3	—	—	(15)	(53.6)%	13	NM
Branch consolidation, property and equipment charges	**1**	3	1	1	2	(2)	(66.7)%	(1)	(50.0)%
Early extinguishment of debt	**—**	(4)	—	—	—	4	100.0 %	—	NM
Professional, legal and regulatory expenses	**2**	1	—	—	—	1	100.0 %	2	NM
Total other adjustments	**84**	148	5	1	3	(64)	(43.2)%	81	NM
Adjusted pre-tax pre-provision income (non-GAAP)	**$ 700**	$ 774	$ 769	$ 847	$ 927	$ (74)	(9.6)%	$ (227)	(24.5)%

NM - Not Meaningful

REGIONS 71

Non-GAAP reconciliation

Pre-tax pre-provision income (PPI)

GENERATING Consistent Sustainable Long-term Performance

($ amounts in millions)		Quarter Ended 3/31/2024	Year Ended 2023	2022	2021	2020	2019
Net income available to common shareholders (GAAP)		$ 343	$ 1,976	$ 2,146	$ 2,400	$ 991	$ 1,503
Preferred dividends (GAAP)		25	98	99	121	103	79
Income tax expense (GAAP)		96	533	631	694	220	403
Income (loss) before income taxes (GAAP)		464	2,607	2,876	3,215	1,314	1,985
Provision for (benefit from) credit losses (GAAP)		152	553	271	(524)	1,330	387
Pre-tax pre-provision income (non-GAAP)		616	3,160	3,147	2,691	2,644	2,372
Other adjustments:							
Gain on sale of affordable housing residential mortgage loans		—	—	—	—	—	(8)
Securities (gains) losses, net		50	5	1	(3)	(4)	28
Gains on equity investment		—	—	—	(3)	(50)	—
Leveraged lease termination gains, net		—	(2)	(1)	(2)	(2)	(1)
Bank-owned life insurance		—	—	—	(18)	(25)	—
Insurance proceeds		—	—	(50)	—	—	—
FDIC insurance special assessment		18	119	—	—	—	—
Salaries and employee benefits—severance charges		13	31	—	6	31	5
Branch consolidation, property and equipment charges		1	7	3	5	31	25
Contribution to the Regions Financial Corporation foundation		—	—	—	3	10	—
Early extinguishment of debt		—	(4)	—	20	22	16
Acquisition expenses		—	—	—	—	1	—
Professional, legal and regulatory expenses		2	1	179	15	7	—
Total other adjustments		84	157	132	23	21	65
Adjusted pre-tax pre-provision income (non-GAAP)	A	$ 700	$ 3,317	$ 3,279	$ 2,714	$ 2,665	$ 2,437
Net loan charge-offs (GAAP)	B	$ 121	$ 397	$ 263	$ 204	$ 512	$ 358
Simple avg of 4 trailing quarters of RWAs (1)	C	$ 125,271	$ 126,605	$ 122,121	$ 108,900	$ 108,438	$ 105,996
Annualized PPI - Charge-offs / Average Risk-Weighted Assets	A-B / C	1.86 %	2.31 %	2.47 %	2.30 %	1.99 %	1.96 %

(1) Simple average of 4 trailing quarters of risk-weighted assets calculated from applicable periods' Call Report data.

REGIONS 72

Non-GAAP Reconciliation

NII, non-interest income/expense, and efficiency ratio

GENERATING Consistent Sustainable Long-term Performance

($ amounts in millions)		Quarter Ended								
		3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023	1Q24 vs. 4Q23		1Q24 vs. 1Q23	
Non-interest expense (GAAP)	A	**$ 1,131**	$ 1,185	$ 1,093	$ 1,111	$ 1,027	$ (54)	(4.6)%	$ 104	10.1 %
Adjustments:										
FDIC special assessment		**(18)**	(119)	—	—	—	101	84.9 %	(18)	NM
Branch consolidation, property and equipment charges		**(1)**	(3)	(1)	(1)	(2)	2	66.7 %	1	50.0 %
Salary and employee benefits—severance charges		**(13)**	(28)	(3)	—	—	15	53.6 %	(13)	NM
Early extinguishment of debt		**—**	4	—	—	—	(4)	(100.0)%	—	NM
Professional, legal and regulatory expenses		**(2)**	(1)	—	—	—	(1)	(100.0)%	(2)	NM
Adjusted non-interest expense (non-GAAP)	B	**$ 1,097**	$ 1,038	$ 1,089	$ 1,110	$ 1,025	$ 59	5.7 %	$ 72	7.0 %
Net interest income (GAAP)	C	**$ 1,184**	$ 1,231	$ 1,291	$ 1,381	$ 1,417	$ (47)	(3.8)%	$ (233)	(16.4)%
Taxable-equivalent adjustment		**13**	13	13	12	13	—	— %	—	— %
Net interest income, taxable-equivalent basis	D	**$ 1,197**	$ 1,244	$ 1,304	$ 1,393	$ 1,430	$ (47)	(3.8)%	$ (233)	(16.3)%
Non-interest income (GAAP)	E	**563**	580	566	576	534	(17)	(2.9)%	29	5.4 %
Adjustments:										
Securities (gains) losses, net		**50**	2	1	—	2	48	NM	48	NM
Leveraged lease termination gains		**—**	(1)	—	—	(1)	1	100.0 %	1	100.0 %
Adjusted non-interest income (non-GAAP)	F	**$ 613**	$ 581	$ 567	$ 576	$ 535	32	5.5 %	$ 78	14.6 %
Total revenue	C+E=G	**$ 1,747**	$ 1,811	$ 1,857	$ 1,957	$ 1,951	$ (64)	(3.5)%	$ (204)	(10.5)%
Adjusted total revenue (non-GAAP)	C+F=H	**$ 1,797**	$ 1,812	$ 1,858	$ 1,957	$ 1,952	$ (15)	(0.8)%	$ (155)	(7.9)%
Total revenue, taxable-equivalent basis	D+E=I	**$ 1,760**	$ 1,824	$ 1,870	$ 1,969	$ 1,964	$ (64)	(3.5)%	$ (204)	(10.4)%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	**$ 1,810**	$ 1,825	$ 1,871	$ 1,969	$ 1,965	$ (15)	(0.8)%	$ (155)	(7.9)%
Efficiency ratio (GAAP)	A/I	**64.3 %**	65.0 %	58.5 %	56.4 %	52.3 %				
Adjusted efficiency ratio (non-GAAP)	B/J	**60.6 %**	56.9 %	58.2 %	56.4 %	52.2 %				
Fee income ratio (GAAP)	E/I	**32.0 %**	31.8 %	30.3 %	29.3 %	27.2 %				
Adjusted fee income ratio (non-GAAP)	F/J	**33.9 %**	31.8 %	30.3 %	29.3 %	27.2 %				

NM - Not Meaningful

REGIONS 73

74 Year Ended ($ amounts in millions) 2023 2022 2021 RETURN ON AVERAGE TANGIBLE COMMON SHAREHOLDERS' EQUITY Net income available to common shareholders (GAAP) A $ 1,976 $ 2,146 $ 2,400 Average shareholders' equity (GAAP) $ 16,522 $ 16,503 $ 18,201 Less: Average intangible assets (GAAP) 5,960 6,023 5,435 Average deferred tax liability related to intangibles (GAAP) (106) (103) (99) Average preferred stock (GAAP) 1,659 1,659 1,658 Average tangible common shareholders' equity (non-GAAP) B $ 9,009 $ 8,924 $ 11,207 Less: Average AOCI, after-tax (3,410) (2,021) 705 Average tangible common shareholders' equity excluding AOCI (non-GAAP) C $ 12,419 $ 10,945 $ 10,502 Return on average tangible common shareholders' equity (non-GAAP) A/B 21.93% 24.05% 21.42 % Return on average tangible common shareholders' equity excluding AOCI (non-GAAP) A/C 15.91% 19.61% 22.85 % Non-GAAP Reconciliation Return on average tangible common shareholders' equity

75 Non-GAAP reconciliation Return on average tangible common shareholders' equity Year Ended ($ amounts in millions) 2023 2022 2021 2020 2019 2018 2017 2016 2015 RETURN ON AVERAGE TANGIBLE COMMON SHAREHOLDERS' EQUITY Net income available to common shareholders A $ 1,976 $ 2,146 $ 2,400 $ 991 $ 1,503 $ 1,695 $ 1,199 $ 1,099 $ 998 Average shareholders' equity $ 16,522 $ 16,503 $ 18,201 $ 17,382 $ 16,082 $ 15,381 $ 16,665 $ 17,126 $ 16,916 Less: Average intangible assets 5,960 6,023 5,435 5,239 4,943 5,010 5,103 5,125 5,099 Average deferred tax liability related to intangibles (106) (103) (99) (99) (94) (97) (148) (162) (170) Average preferred stock 1,659 1,659 1,658 1,509 1,151 820 820 820 848 Average tangible common shareholders' equity B $ 9,009 $ 8,924 $ 11,207 $ 10,733 $ 10,082 $ 9,648 $ 10,890 $ 11,343 $ 11,139 Return on average tangible common shareholders' equity A/B 21.93% 24.05% 21.42% 9.23% 14.91% 17.57% 11.01% 9.69% 8.96%

76 Quarter Ended ($ amounts in millions) 3/31/2024 12/31/2023 9/30/2023 6/30/2023 3/31/2023 ADJUSTED CET1 RATIO Common Equity Tier 1 Capital(1) A $ 12,912 $ 12,976 $ 13,056 $ 12,786 $ 12,420 Adjustments: AOCI gain (loss) on securities(2) (2,264) (2,064) (3,084) (2,490) (2,235) AOCI gain (loss) on defined benefit pension plans and other post employment benefits (447) (451) (403) (414) (419) Adjusted Common Equity Tier 1 Capital (non-GAAP) B $ 10,201 $ 10,461 $ 9,569 $ 9,882 $ 9,766 Total risk-weighted assets(1) C $ 125,271 $ 126,475 $ 126,900 $ 126,947 $ 125,747 CET1 ratio(1)(3) A/C 10.3% 10.3% 10.3% 10.1% 9.9 % Adjusted CET1 ratio (non-GAAP)(1)(3) B/C 8.1% 8.3% 7.5% 7.8% 7.8 % Non-GAAP Reconciliation Adjusted CET1- inclusive of AOCI(4) (1) Common equity as well as Total risk-weighted assets are estimated. (2) Represents AOCI on AFS and HTM securities (3) Amounts calculated based upon whole dollar values (4) Consistent with the proposed Basel III Endgame rules, AOCI for CF hedges remains excluded.

77 Non-GAAP reconciliation Non-interest income Year Ended ($ amounts in millions) 2023 2022 2021 2020 2019 2018 2017 2016 2015 2014 2013 2012 2011 Non-interest income (GAAP) $ 2,256 $ 2,429 $ 2,524 $ 2,393 $ 2,116 $ 2,019 $ 1,962 $ 2,011 $ 1,937 $ 1,785 $ 2,096 $ 2,201 $ 2,226 Security (gains) losses, net 5 1 (3) (4) 28 (1) (19) (6) (29) (27) (26) (48) (112) Bank Owned Life Insurance - Adusted Items — — (18) (25) — — — — — — — — — Leverage Lease Terminations Inc (2) (1) (2) (2) (1) (8) (1) (8) (8) (10) (39) (14) (8) Loss on sale of mortgage loans — — — — — — — — — — — — 3 Gain on sale of other assets — — — — — — — — — — (24) — — Gain on sale of affordable housing residential mortgage loans — — — — (8) — (5) (5) — — — — — Gains on equity investment — — (3) (50) — — — — — — — — — Insurance proceeds — (50) — — — — — (50) (91) — — — — Adjusted non-interest income (non- GAAP) $ 2,259 $ 2,379 $ 2,498 $ 2,312 $ 2,135 $ 2,010 $ 1,937 $ 1,942 $ 1,809 $ 1,748 $ 2,007 $ 2,139 $ 2,109

Non-GAAP reconciliation

Tangible Common Ratios

GENERATING
Consistent Sustainable
Long-term Performance

($ amounts in millions, except per share data)		As of and for Quarter Ended				
		3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
TANGIBLE COMMON RATIOS						
Shareholders' equity (GAAP)	A	$ 17,044	$ 17,429	$ 16,100	$ 16,639	$ 16,883
Less:						
Preferred stock (GAAP)		1,659	1,659	1,659	1,659	1,659
Intangible assets (GAAP)		5,929	5,938	5,949	5,959	5,971
Deferred tax liability related to intangibles (GAAP)		(114)	(112)	(108)	(106)	(104)
Tangible common shareholders' equity (non-GAAP)	B	$ 9,570	$ 9,944	$ 8,600	$ 9,127	$ 9,357
Less: AOCI, after-tax (GAAP)		(3,224)	(2,812)	(4,236)	(3,440)	(2,844)
Tangible common shareholders' equity excluding AOCI (non-GAAP)	C	$ 12,794	$ 12,756	$ 12,836	$ 12,567	$ 12,201
Total assets (GAAP)	D	$ 154,909	$ 152,194	$ 153,624	$ 155,656	$ 154,135
Less:						
Intangible assets (GAAP)		5,929	5,938	5,949	5,959	5,971
Deferred tax liability related to intangibles (GAAP)		(114)	(112)	(108)	(106)	(104)
Tangible assets (non-GAAP)	E	$ 149,094	$ 146,368	$ 147,783	$ 149,803	$ 148,268
Less: AOCI, pre-tax (GAAP)		$ (4,325)	$ (3,773)	$ (5,681)	$ (4,613)	$ (3,812)
Tangible assets excluding AOCI (non-GAAP)	F	$ 153,419	$ 150,141	$ 153,464	$ 154,416	$ 152,080
Shares outstanding—end of quarter	G	$ 918	$ 924	$ 939	$ 939	935
Total equity to total assets (GAAP)	A/D	11.00 %	11.45 %	10.48 %	10.69 %	10.95 %
Tangible common shareholders' equity to tangible assets (non-GAAP)	B/E	6.42 %	6.79 %	5.82 %	6.09 %	6.31 %
Tangible common book value per share (non-GAAP)	B/G	$ 10.42	$ 10.77	$ 9.16	$ 9.72	$ 10.01
Tangible common shareholders' equity to tangible assests (non-GAAP), ex. AOCI	C/F	8.34 %	8.50 %	8.36 %	8.14 %	8.02 %

REGIONS 78

79 Forward-Looking Statements This presentation may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The words “future,” “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “predicts,” “potential,” “objectives,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “would,” “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. Forward-looking statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below: • Current and future economic and market conditions in the United States generally or in the communities we serve (in particular the Southeastern United States), including the effects of possible declines in property values, increases in interest rates and unemployment rates, inflation, financial market disruptions and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions. • Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our businesses and our financial results and conditions. • Changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets (such as our portfolio of investment securities) and obligations, as well as the availability and cost of capital and liquidity. • Volatility and uncertainty about the direction of interest rates and the timing of any changes, which may lead to increased costs for businesses and consumers and potentially contribute to poor business and economic conditions generally. • Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases. • Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, credit loss provisions or actual credit losses where our allowance for credit losses may not be adequate to cover our eventual losses. • Possible acceleration of prepayments on mortgage-backed securities due to declining interest rates, and the related acceleration of premium amortization on those securities. • Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income. • Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, or the need to price interest-bearing deposits higher due to competitive forces. Either of these activities could increase our funding costs. • Possible downgrades in our credit ratings or outlook could, among other negative impacts, increase the costs of funding from capital markets. • The loss of value of our investment portfolio could negatively impact market perceptions of us. • Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our businesses. • The effects of social media on market perceptions of us and banks generally. • Market replacement of LIBOR and the related effect on our LIBOR-based financial products and contracts, including, but not limited to, derivative products, debt obligations, deposits, investments, and loans. • The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • Volatility in the financial services industry (including failures or rumors of failures of other depository institutions), along with actions taken by governmental agencies to address such turmoil, could affect the ability of depository institutions, including us, to attract and retain depositors and to borrow or raise capital. • Our ability to effectively compete with other traditional and non-traditional financial services companies, including fintechs, some of which possess greater financial resources than we do or are subject to different regulatory standards than we are. Forward-Looking Statements

80 • Our inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative impact on our revenue. • Our inability to keep pace with technological changes, including those related to the offering of digital banking and financial services, could result in losing business to competitors. • Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and nonfinancial benefits relating to our strategic initiatives. • The risks and uncertainties related to our acquisition or divestiture of businesses and risks related to such acquisitions, including that the expected synergies, cost savings and other financial or other benefits may not be realized within expected timeframes, or might be less than projected; and difficulties in integrating acquired businesses. • The success of our marketing efforts in attracting and retaining customers. • Our ability to achieve our expense management initiatives. • Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair the ability of those borrowers to service any loans outstanding to them and/or reduce demand for loans in those industries. • The effects of geopolitical instability, including wars, conflicts, civil unrest, and terrorist attacks and the potential impact, directly or indirectly, on our businesses. • Fraud, theft or other misconduct conducted by external parties, including our customers and business partners, or by our employees. • Any inaccurate or incomplete information provided to us by our customers or counterparties. • Inability of our framework to manage risks associated with our businesses, such as credit risk and operational risk, including third-party vendors and other service providers, which inability could, among other things, result in a breach of operating or security systems as a result of a cyber-attack or similar act or failure to deliver our services effectively. • Our ability to identify and address operational risks associated with the introduction of or changes to products, services, or delivery platforms. • Dependence on key suppliers or vendors to obtain equipment and other supplies for our businesses on acceptable terms. • The inability of our internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts. • Our ability to identify and address cyber-security risks such as data security breaches, malware, ransomware, “denial of service” attacks, “hacking” and identity theft, including account take-overs, a failure of which could disrupt our businesses and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage to our systems, increased costs, losses, or adverse effects to our reputation. • The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase our costs, negatively affect our reputation, and cause losses. • The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries. • The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results. • Changes in laws and regulations affecting our businesses, including legislation and regulations relating to bank products and services, such as changes to debit card interchange fees, special FDIC assessments, any new long-term debt requirements, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, including as a result of the changes in U.S. presidential administration, control of the U.S. Congress, and changes in personnel at the bank regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • Our capital actions, including dividend payments, common stock repurchases, or redemptions of preferred stock, must not cause us to fall below minimum capital ratio requirements, with applicable buffers taken into account, and must comply with other requirements and restrictions under law or imposed by our regulators, which may impact our ability to return capital to shareholders. Forward-Looking Statements (continued)

81 • Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance of such tests and requirements. • Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition and market perceptions of us could be negatively impacted. • Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time. • Our ability to receive dividends from our subsidiaries, in particular Regions Bank, could affect our liquidity and ability to pay dividends to shareholders. • Fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated. • The effects of anti-takeover laws and exclusive forum provision in our certificate of incorporation and bylaws. • The effect of new tax legislation and/or interpretation of existing tax law, which may impact our earnings, capital ratios and our ability to return capital to shareholders. • Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect our financial statements and how we report those results, and expectations and preliminary analyses relating to how such changes will affect our financial results could prove incorrect. • Any impairment of our goodwill or other intangibles, any repricing of assets or any adjustment of valuation allowances on our deferred tax assets due to changes in tax law, adverse changes in the economic environment declining operations of the reporting unit or other factors. • The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes and environmental damage (especially in the Southeastern United States), which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. The severity and frequency of future earthquakes, fires, hurricanes, tornadoes, droughts, floods and other weather-related events are difficult to predict and may be exacerbated by global climate change. • The impact of pandemics on our businesses, operations and financial results and conditions. The duration and severity of any pandemic as well as government actions or other restrictions in connection with such events could disrupt the global economy, adversely affect our capital and liquidity position, impair the ability of borrowers to repay outstanding loans and increase our allowance for credit losses, impair collateral values and result in lost revenue or additional expenses. • The effects of any damage to our reputation resulting from developments related to any of the items identified above. • Other risks identified from time to time in reports that we file with the SEC. The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” in Regions’ Annual Report on Form 10-K for the year ended December 31, 2023 and in Regions’ subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law. Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Jeremy King at (205) 264-4551. Forward-Looking Statements (continued)

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